SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Jacobs Engineering Group Inc.

(Name of Registrant as Specified in Its Charter)

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Notice of 2016

Annual Meeting of

Shareholders

and

Proxy Statement

Jacobs Engineering Group Inc.

JACOBS ENGINEERING GROUP INC.

155 North Lake Avenue

Pasadena, California 91101

December 16, 2015

To Our Shareholders:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Jacobs Engineering Group Inc. The Annual Meeting will be held on Thursday, January 28, 2016, at 12:00 p.m., local time, at our headquarters located at 155 North Lake Avenue, Pasadena, California 91101.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2016 Annual Meeting of Shareholders and Proxy Statement.

A copy of our Annual Report on Form 10-K for fiscal year 2015 is being made available to you at the same time as the Proxy Statement. The 2015 Annual Report on Form 10-K includes information about our operations as well as our audited, consolidated financial statements. You can access a copy of our 2015 Annual Report on Form 10-K on the secure website disclosed in both the Notice of Internet Availability of Proxy Materials and in the Proxy Statement as well as on the Company’s website at www.jacobs.com.

Please use this opportunity to take part in the affairs of our company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and return the proxy card or voting instruction card mailed to you or vote electronically on the Internet or by telephone. See “About the Annual Meeting — How Do I Vote by Proxy?” in the Proxy Statement for more details. Returning the proxy card or voting instruction card or voting electronically does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters to be acted upon at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael J. Tyler
Senior Vice President, General Counsel and Corporate Secretary

JACOBS ENGINEERING GROUP INC.

155 North Lake Avenue

Pasadena, California 91101

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to be Held on January 28, 2016

The Proxy Statement and accompanying Annual Report to Shareholders are available at http://materials.proxyvote.com/469814

TIME AND DATE	12:00 p.m., local time, on Thursday, January 28, 2016

LOCATION	Jacobs Engineering Group Inc. 155 North Lake Avenue, 10th Floor Pasadena, California 91101

ITEMS OF BUSINESS	1. Election of the eight directors named in the Proxy Statement to hold office until the 2017 annual meeting;

2. Approval of an amendment to and restatement of the Company’s 1999 Outside Director Stock Plan to increase the authorized number of shares by 300,000 and to make certain other changes;

3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2016;

4. An advisory vote to approve the Company’s executive compensation; and

5. Any other business that may properly come before the Annual Meeting.

RECORD DATE	The shareholders of record at the close of business on December 1, 2015 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares electronically on the Internet or by telephone. Voting instructions are printed on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

JACOBS ENGINEERING GROUP INC.

155 North Lake Avenue

Pasadena, California 91101

PROXY STATEMENT

We are providing these proxy materials in connection with the 2016 Annual Meeting of Shareholders of Jacobs Engineering Group Inc. (the “Company”). This Proxy Statement and the Company’s 2015 Annual Report on Form 10-K were first made available to shareholders and the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card were first mailed to shareholders on or about December 16, 2015. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote in connection with the 2016 Annual Meeting of Shareholders.

What is the purpose of the Annual Meeting?

The meeting will be the Company’s regular, Annual Meeting of Shareholders. You will be voting on the following matters at the Annual Meeting:

1.	Election of the eight directors named in the Proxy Statement to hold office until the 2017 annual meeting;

2.	Approval of an amendment to and restatement of the Company’s 1999 Outside Director Stock Plan to increase the authorized number of shares by 300,000 and to make certain other changes;

4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2016;

5.	An advisory vote to approve the Company’s executive compensation; and

6.	Any other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote?

The Board of Directors recommends a vote:

1.	For the election of Joseph R. Bronson, Juan José Suárez Coppel, Robert C. Davidson, Jr., Steven J. Demetriou, Ralph E. Eberhart, Dawne S. Hickton, Peter J. Robertson, and Noel G. Watson as directors;

2.	For approval of an amendment to and restatement of the Company’s 1999 Outside Director Stock Plan;

3.	For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2016; and

4.	For the advisory resolution approving the Company’s executive compensation.

Who is entitled to vote at the Annual Meeting?

The Board of Directors set December 1, 2015 as the record date for the Annual Meeting (the “Record Date”). All shareholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

How many votes can be cast by shareholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 123,070,576 shares of common stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person, a proxy card or voting instruction card has been properly submitted by you or on your behalf, or you have voted electronically on the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters, and (2) has not received voting instructions from the beneficial owner in respect of those specific matters.

How many votes are required to elect directors and approve the other proposals?

Each director is elected by a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

The approval of the amendment to and restatement of the 1999 Outside Director Stock Plan requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote, provided that the total votes cast on the proposal, whether in favor, against, or in abstention, represent a majority of the shares entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal.

The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board of Directors.

How do I vote by proxy?

You can vote your shares by completing and returning the proxy card or voting instruction card that was sent to you or by voting your shares electronically on the Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card or voting instruction card. Voting instructions are printed on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials.

What if I don’t vote on some of the proposals?

If you return your signed proxy card or voting instruction card in the envelope provided to you but do not mark selections, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to such selections. Similarly, when you vote electronically on the Internet and do not vote on all matters, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to the matters on which you did not vote. Shareholders that vote by telephone must vote on each matter. In connection therewith, the Board of Directors has designated Mr. Steve Demetriou and Mr. Kevin Berryman as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a broker or other nominee and do not return the voting instruction card, the broker or other nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms, but do not have discretion to vote on the election of directors or on any advisory vote regarding the Company’s executive compensation.

Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials and soliciting proxies. In addition to this solicitation of proxies by mail, the Company’s directors, officers, and other employees may solicit proxies by personal interview, telephone, facsimile, or email. These individuals will not be paid any additional compensation for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a total fee of up to $20,000 plus reimbursement of expenses.

Can I change or revoke my vote?

Yes. Even if you sign and return the proxy card or voting instruction card in the form provided to you, vote by telephone, or vote electronically on the Internet, you retain the power to revoke your proxy or change your vote any time before it exercised at the Annual Meeting. You can revoke your proxy or change your vote at any time before that deadline by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or voting instruction card or by submitting a later-dated vote by telephone or electronically on the Internet or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete, and deliver a proxy from your broker or other nominee.

Whom can I contact if I have questions or need assistance in voting my shares?

Please contact MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies, at:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

DISCUSSION OF THE VARIOUS PROPOSALS

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will be asked to elect eight directors to serve on the Board of Directors. At its annual meeting in January 2015, the Company began the process of declassifying the Board of Directors. Accordingly, Directors who were elected prior to that meeting have continued to complete their terms and Directors elected at or after the 2015 annual meeting began serving one-year terms.

The Board of Directors has nominated Joseph R. Bronson, Juan José Suárez Coppel, Robert C. Davidson, Jr., Steven J. Demetriou, Ralph E. Eberhart, Dawne S. Hickton, Peter J. Robertson, and Noel G. Watson for election as directors for one-year terms expiring at the 2017 annual meeting. Mr. Edward V. Fritzky, currently a Class II director whose term is expiring on the date of the Annual Meeting, is not standing for re-election at the Annual Meeting. It is expected that, following the Annual Meeting, the size of the Board of Directors will be reduced from twelve to eleven directors. Mr Fritzky’s contributions to the Company were many and greatly appreciated.

The eight nominees to be voted upon at the Annual Meeting are in Classes I, II and III. The terms of the three continuing Class III Directors end at the annual meeting in 2017. When elected, directors serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the proxy card or voting instruction card provided to you or vote electronically, your shares will be voted for the election of the nominees recommended by the Board of Directors unless you choose to abstain or vote against any of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

Please see “The Board of Directors and Its Committees” below for information about the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, their business experience, and other pertinent information.

Each Director is elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). The Company did not receive any shareholder nominations for director and thus the election of directors at the Annual Meeting will be an uncontested election. Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of the election.

The Board of Directors unanimously recommends that you vote FOR all nominees.

PROPOSAL NO. 2 —APPROVAL OF AMENDMENT TO AND RESTATEMENT OF THE 1999 OUTSIDE DIRECTOR STOCK PLAN

At the Annual Meeting, shareholders will be presented with a proposal to approve an amendment to and restatement of the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan, as amended and restated to date (the “Outside Director Plan”), to, among other things, increase the number of shares of common stock reserved for issuance under the Outside Director Plan from 800,000 to 1,100,000. Absent this amendment, the Company will not have a mechanism for awarding equity to Outside Directors (as defined below). The Company believes the inability to award equity to Outside Directors will be adverse to the Company and its shareholders as it will (i) impede the ability of the Company to align the interests of Outside Directors and shareholders and (ii) place the Company at a competitive disadvantage in recruiting and retaining directors.

Other proposed changes include the following:

(1)	Limiting the amount of compensation that any Outside Director may receive for customary Board of Director services in a calendar year to $600,000, inclusive of cash compensation and any awards under the Outside Director Plan, except that the Board of Directors may make exceptions to this limit up to $750,000 in extraordinary circumstances;

(2)	Providing that any adjustment in number, kind or price of any awards under the Outside Director Plan shall only be made in the discretion of the Board of Directors in the event of a change in the corporate structure of the Company;

(3)	Removing a mandated annual grant of options and instead providing that the award of options under the Outside Director Plan shall be made in the discretion of the Board of Directors;

(4)	Harmonizing the transferability restrictions for awards received under the Outside Director Plan with the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “Stock Incentive Plan”); and

(5)	Making certain ministerial changes.

On December 9, 2015, the Board of Directors unanimously approved the amendment and restatement of the Outside Director Plan, subject to approval by the Company’s shareholders at the Annual Meeting. In order for the amendment and restatement of the Outside Director Plan to take effect, it must be approved by the Company’s shareholders. If this amendment and restatement is not approved by the Company’s shareholders, the version of the Outside Director Plan as in effect immediately prior to December 9, 2015 will continue to operate according to its terms.

Only Outside Directors are eligible to participate in the Outside Director Plan. Outside Directors are not eligible to participate in any of the Company’s other equity plans. As defined in the Outside Director Plan, an “Outside Director” is a director of the Company who is not currently an officer of the Company, does not receive compensation from the Company or any subsidiary of the Company in any capacity other than as a director, except in an amount that would not be required to be disclosed under the rules of the Securities and Exchange Commission (“SEC”), and does not possess an interest in any transaction or business relationship with the Company or a subsidiary that would require such disclosure. Following the Annual Meeting, the Company expects to have ten Outside Directors, each of whom will be eligible to participate in the amended and restated Outside Director Plan.

The following table sets forth certain information about the Outside Director Plan, as proposed to be amended and restated.

1999 Outside Director Plan
Number of new shares being authorized	300,000
Number of shares available for future awards at October 2, 2015	41,125
Number of shares relating to outstanding stock options at October 2, 2015	282,375
Number of shares outstanding at October 2, 2015 relating to awards of restricted stock and restricted stock units	116,000
Maximum option term	10 Years
Minimum exercise price (relative to the market value on date of grant)	85%

The proposed increase of 300,000 shares requested to be approved by shareholders represents approximately 0.2% of the Company’s outstanding shares of common stock as of December 1, 2015. If the potential share increase is approved, the Company’s total potential dilution would increase from 10.6% as of October 2, 2015 to 10.8%, which is comparable to the median of the Company’s industry peer group, which is 9.5%, and well below the 75th percentile, which is 13.9% (statistics for both the Company and the industry peer group exclude employee stock purchase plans). Further information on the industry peer group is provided under “Compensation Discussion and Analysis—Assessing Compensation Competitiveness” below.

The Company manages its long-term dilution goal by limiting the number of shares subject to equity awards that it grants annually, commonly referred to as burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation plans, and is defined as the number of shares granted under the Company’s equity incentive plans divided by total common shares outstanding at the end of the year. The Company’s average annual burn rate under the Outside Director Plan over the last three fiscal years averaged 0.4% and the annual burn rate in fiscal 2015 was 0.4%.

Several of the proposed amendments are intended to introduce greater flexibility into operation of the Outside Director Plan by providing the Board of Directors discretion with respect to (i) whether any adjustment should be made to awards in the event of a change in the corporate structure of the Company and (ii) whether options are awarded to Outside Directors. Whereas the Outside Director Plan previously provided for automatic adjustment of awards upon the occurrence of certain events, as well as specified annual option grants to Outside Directors, the amended and restated Outside Director Plan will permit the Board of Directors to determine whether such adjustments or grants are in the Company’s best interests on a case-by-case basis.

Pursuant to the proposed amendments, restrictions on the transfer of awards made pursuant to the Outside Director Plan would be updated to only permit transfer by will or by the laws of descent and distribution, and to limit exercise of options during the life of the Outside Director to the Outside Director personally or in the case of disability, the Outside Director’s personal representative or any person legally empowered to do so. This harmonizes the restrictions on transferability under the Outside Director Plan with the restrictions in the Stock Incentive Plan, as amended and restated to date.

The complete text of the Outside Director Plan reflecting all amendments approved by the Board of Directors is attached hereto as Annex A to this Proxy Statement. The following discussion is qualified in all respects by reference to Annex A.

Purpose of the Outside Director Plan

The Board of Directors believes that the grant of stock options and other equity awards to Outside Directors assists the Company in attracting and retaining highly qualified individuals to serve as directors of the Company and aligns the Outside Directors’ compensation more closely with the performance of the Company and its common stock as well as with the interests of our shareholders.

Assuming the levels of awards granted in fiscal 2015 continued into the future and based on the current terms of the Outside Director Plan, the Company would expect to have sufficient shares available under the Outside Director Plan for six years of similar levels of awards. If additional shares are not reserved for issuance under the Outside Director Plan, it would be more difficult for the Company to effectively attract and retain independent directors, particularly since all of the public companies in the Company’s industry peer group use equity to compensate outside directors.

Administration

The Outside Director Plan is administered by the Board of Directors. The Board of Directors is authorized to interpret the Outside Director Plan, to establish, amend and rescind policies relating to the Outside Director Plan, to direct the Company to execute agreements and amendments thereto setting forth the terms and conditions of grants of awards made under the Outside Director Plan and to make such other determinations and to take such other actions as are consistent with the Outside Director Plan and are necessary or appropriate for the administration of the Outside Director Plan. The Board of Directors does not have the authority to make any determination, to adopt any policy or to take any action that would cause grants and exercises under the Outside Director Plan to cease to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “!934 Act”), by virtue of Rule 16b-3, or any successor rule, thereunder.

Plan Limitations

If this proposal is approved by the shareholders at the Annual Meeting, the total number of shares that may be issued or transferred under the Outside Director Plan pursuant to awards may not exceed 1,100,000 shares. Shares available for issuance under the Outside Director Plan may come from authorized but unissued shares, previously issued shares reacquired by the Company, including shares purchased in the open market, or shares subject to an option granted under the Outside Director Plan that expires, lapses, is terminated or is forfeited to the extent of such expiration or forfeiture.

Under the proposed amendment, shares issued or transferred to individual Outside Directors shall be further limited such that no Outside Director shall receive in excess of $600,000 in compensation for any calendar year, taking into account all cash compensation to such Outside Director and the fair market value of any awards granted under the Outside Director Plan on the date of grant. This limitation only applies to compensation for customary Board services, and the Board of Directors may make exceptions to this limit for individual Outside Directors in extraordinary circumstances, provided that, in such extraordinary circumstances, (i) no Outside Director shall receive in excess of $750,000 compensation and (ii) the Outside Director receiving compensation in excess of $600,000 may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Outside Directors. These proposed limits were added to the Outside Director Plan after consideration of, among other things, (x) the current burn rate under the plan, (y) the availability of shares for issuance for approximately six years (assuming continuation of the current burn rate and shareholder approval of the amendment) and (z) the benefits of allowing the Board some flexibility in determining the compensation of Outside Directors.

Forms of Awards

The Outside Director Plan provides for the grant of the following types of awards:

Stock Options — The Company may grant nonqualified stock options under the Outside Director Plan. The option price per share is the greater of (i) the average closing price of the common stock of the Company as reported in the composite transactions report of the New York Stock Exchange for the ten trading days ending on the second trading day prior to the date on which the option is granted and (ii) 85% of the closing price of the common stock of the Company on the New York Stock Exchange on the date of grant.

Options are exercisable in four successive annual installments of 25% of the shares covered by the option commencing one year following the date of grant and expire, unless sooner exercised or terminated, ten years following the date of grant.

If an Outside Director dies or becomes disabled while in office, all installments of the options granted under the Outside Director Plan and held by the director at the time of death or disability will immediately vest and will remain exercisable for the full terms stated in the option agreements evidencing those options. If an Outside Director resigns, then no further options vest, but his or her vested options remain exercisable during the full terms of the option agreements evidencing those options. If an Outside Director is disqualified or removed, then no further installments of his or her options will vest, and all options will expire (i) on the earlier of three months from the date he or she ceases to be a director and the expiration of the remaining term of the option or (ii) if the holder dies during the three-month period in clause (i), the earlier of one year following the date of death and the expiration of the remaining term of the option.

Except as otherwise determined by the Board of Directors, options granted under the Outside Director Plan may not be transferred other than by will or the laws of descent and distribution. After the death, or disability or incapacity of a director, the exercisable portion of options granted under the Outside Director Plan may be exercised by the director’s personal representative or any person legally empowered to do so.

When exercising an option granted under the Outside Director Plan, the holder may pay for the shares in cash, by check, with shares of common stock of the Company having a total fair market value equal to the total option price of the shares being purchased, or by any combination thereof. For this purpose, “fair market value” means the closing price of the common stock on the New York Stock Exchange on the date of exercise. The Company shall not be required to deliver any shares of common stock of the Company purchased upon the exercise of an option or portion thereof unless and until all legal requirements applicable to such issuance or delivery have, in the opinion of counsel to the Company, been complied with.

An Outside Director may decline to accept further grants of options, or revoke a previous election to decline further grants of options, under the Outside Director Plan by giving written notice to the Company not less than fifteen days prior to the date on which such grant would be made.

Common Stock, Restricted Stock and Restricted Stock Units — The Company may award and issue common stock, restricted stock and/or restricted stock units to an Outside Director. Restricted stock is common stock of the Company subject to certain restrictions on transfer. Restricted stock units are awards denominated in units of common stock which, subject to satisfaction of any vesting and/or other terms and conditions, entitle a recipient to the issuance of one share of common stock (or such equivalent value in cash) in settlement of the award.

Restricted stock awarded under the Outside Director Plan may not be sold, exchanged, transferred, pledged, or otherwise disposed of during the time period, or periods, stated in the relevant award agreement between the Outside Director and the Company. If an Outside Director holding restricted stock ceases to be a director of the Company for any reason, including death or disability, then, unless the Board of Directors otherwise determines, the Outside Director concerned, or his or her estate, will be required to return the restricted stock to the Company for no consideration. These restrictions are referred to as “Forfeiture Restrictions.” The Forfeiture Restrictions will not lapse until the expiration of such time periods as the Board of Directors may determine at the time of the award, but the Forfeiture Restrictions may not be for periods of less than six months.

All of the restrictions, terms and other conditions relating to restricted stock and restricted stock units, including vesting requirements, will be evidenced by a written agreement between the Company and the recipient Outside Director containing such terms and conditions as the Board of Directors approves.

Unless otherwise determined by the Board of Directors, stock awards may not be granted to Outside Directors who have at any time been employed by the Company.

Any Outside Director may decline to accept further grants of common stock, restricted stock, or restricted stock units, or revoke a previous election to decline further grants of common stock, restricted stock, or restricted stock units, under the Outside Director Plan by giving written notice to the Company not less than fifteen days prior to the date on which such grant would be made.

Amendment of the Outside Director Plan

The Board of Directors may amend or terminate the Outside Director Plan in whole or in part at any time, but no amendment will become effective without the approval of the shareholders if shareholder approval is required in order to comply with the rules of the SEC under Section 16 of the 1934 Act relating to insider trading. Furthermore, no amendment or termination of the Outside Director Plan shall affect in a material and adverse manner any option granted prior to the date of such amendment or termination without the written consent of the Outside Director holding such affected option.

Amendment of the Outside Director Plan

In order to be effective, an amendment of the Outside Director Plan must be approved by the Company’s shareholders if such approval is required in order to comply with Rule 16b-3 under the 1934 Act or any other applicable law, rule or regulation. Unless required by applicable law, rule or regulation, no amendment or termination of the Outside Director Plan shall affect in a material and adverse manner any option granted under the Outside Director Plan prior to the date of such amendment or termination without the written consent of the Outside Director holding such affected option. Following the commencement of an averaging period used to determine the grant price of an option as described above under “Forms of Awards-Stock Options,” the Board of Directors may not amend the method for determining the grant price or the length of the averaging period. This Plan is intended to comply with all requirements for the exemption from Section 16(b) of the 1934 Act applicable to Outside Directors provided by Rule 16-3 or its successors under the 1934 Act. To the extent any provision of the Plan does not so comply and cannot for any reason be amended by the Board of Directors or the shareholders of the Company so as to comply, the provision shall, to the extent permitted by law and deemed advisable by the Board of Directors, be deemed null and void with respect to the holder of options granted under the Outside Director Plan.

Change in Control of the Company

All awards outstanding under the Outside Director Plan will become fully vested and exercisable upon a Change in Control (as defined below), subject to any exceptions as set forth in applicable award agreement.

A “Change in Control” for purposes of the Outside Director Plan means a change in control of such a nature that it would be required to be reported to the SEC, and in any event will be deemed to have occurred if (i) any person is or becomes the beneficial owner, directly or indirectly, of securities representing 35% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company, (ii) during any period of two consecutive years or less individuals who at the beginning of the period constituted all of the members of the Board of Directors, cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period, (iii) the consummation of any merger or consolidation as a result of which the common stock would be changed, converted or exchanged for the shares of another corporation (other than by merger or consolidation with a wholly owned subsidiary of the Company), any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company, or (iv) the consummation of a merger or consolidation to which the Company is a party as a result of which persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for the election of directors of the surviving corporation following the merger or consolidation. However, in no such event will a Change in Control be deemed to have occurred if prior to the occurrence of any event that would otherwise cause a Change in Control the Board of Directors determines that such event will not constitute a Change in Control.

In the event an award is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and a Change in Control would accelerate the timing of payment thereunder, then a “Change in Control” for purposes of that award shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Board of Directors.

Outside Director Plan Benefits

Because benefits under the Outside Director Plan will depend on the Board of Director’s actions (including a determination of the terms of future awards) and the fair market value of a share of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by current Outside Directors or future nominees for election as an Outside Director if the amendment to and restatement of the Outside Director Plan is approved by the shareholders.

Effectiveness; Termination of Plan

The Outside Director Plan, as amended and restated, shall become effective upon its approval by the shareholders at the Annual Meeting, and shall terminate when there are no longer any awards outstanding that have been granted under the Outside Director Plan, unless earlier terminated by the Board of Directors. If, however, the amendment and restatement of the Outside Director Plan is not approved by shareholders at the Annual Meeting, then the Outside Director Plan, as in effect immediately prior to the Board of Director’s adoption of the amended and restated version on December 9, 2015, shall continue to exist and operate according to all of the terms and conditions of such prior version.

U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to the Company and the participating directors in connection with the Outside Director Plan under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual director. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

Stock Options — An Outside Director will not recognize any income upon the receipt of a stock option under the Outside Director Plan, and the Company will not be entitled to a deduction for federal income tax purposes on grant. Ordinary income will be realized by the holder of the option at the time the option is exercised and the shares are transferred to the holder. The amount of such taxable income will be the difference, if any, between the option price and the fair market value of the shares on the date of exercise. When the holder of stock acquired upon the exercise of an option granted under the Outside Director Plan disposes of the shares, the difference between the sales price and the holder’s tax basis in such shares will be treated as long or short-term capital gain or loss depending upon the holding period for the shares. Generally, the holder’s tax basis in shares acquired upon the exercise of such an option will be the sum of the amount paid for the shares plus any ordinary income recognized as a result of the exercise of the option.

Common Stock and Restricted Stock — An Outside Director receiving an award of common stock will be taxed as ordinary income on the fair market value of the stock on the date of the award. An Outside Director receiving restricted stock will not recognize any income upon receipt of the restricted stock, but will be taxed as ordinary income on the fair market value of the stock on the date the Forfeiture Restrictions lapse. The amount of ordinary income upon the receipt of common stock and the lapse of the Forfeiture Restrictions on restricted stock will be equal to the fair market value of the shares on (i) the date that the common stock is received or (ii) the date that the Forfeiture Restrictions on restricted stock are removed or have expired. However, no later than 30 days after an Outside Director receives restricted stock, the Outside Director may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a proper and timely manner, when the Forfeiture Restrictions lapse, the Outside Director will not recognize any additional income. If the Outside Director forfeits the shares to the Company, the Outside Director may not claim a deduction with respect to the income recognized as a result of the election. Generally, when the holder of shares acquired under the Outside Director Plan disposes of such shares, the difference between the sales price and the holder’s tax basis in the shares will be treated as long or short-term capital gain or loss depending on the holding period for the shares.

Restricted Stock Units — An Outside Director will not recognize any income upon the receipt of a restricted stock unit under the Outside Director Plan, and the Company will not be entitled to a deduction for federal income tax purposes on grant. An Outside Director receiving restricted stock units will be taxed as ordinary income on the fair market value of the stock on the date or dates that such restricted stock units vest. Generally, the holder’s tax basis in shares acquired upon the vesting of restricted stock units will be the fair market value of the shares on the date of transfer. When the holder of stock received pursuant to the vesting of restricted stock units disposes of the shares, the difference between the sales price and the holder’s tax basis in the shares will be treated as long or short-term capital gain or loss depending on the holding period for the shares.

Federal Income Tax Consequences to the Company — In general, there will be no federal income tax deduction allowable to the Company upon the grant or termination of an option granted under the Outside Director Plan or the sale or disposition of the shares acquired upon the exercise of such an option. However, the Company will be entitled to a deduction for federal income tax purposes upon the exercise of such an option equal to the amount of ordinary income that the option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code. To the extent that a recipient recognizes ordinary income in the circumstances described above with respect to shares of common stock, restricted stock or restricted stock units, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness and is an ordinary and necessary business expense.

Equity Compensation Plans of the Company

The following table presents certain information about the Company’s equity compensation plans as of October 2, 2015:

	Column A	Column B	Column C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by shareholders(1)	4,072,707	$46.06	7,144,884
Equity compensation plans not approved by shareholders	—	—	—

Total	4,072,707	$46.06	7,144,884

(1)	The number of shares in Column A excludes purchase rights accruing under our two, broad-based, shareholder-approved employee stock purchase plans: the Stock Purchase Plan and the Global Employee

Stock Purchase Plan (the “GESPP”). These plans give employees the right to purchase shares at an amount and price that are not determinable until the end of the specified purchase periods, which occurs monthly. Our shareholders have authorized a total of 27.8 million shares of common stock to be issued through the Stock Purchase Plan and the GESPP, which our Board of Directors voluntarily reduced by 1.2 million shares on July 26, 2001. The Board of Directors reversed that reduction on November 20, 2008. From the inception of the Stock Purchase Plan and the GESPP through October 2, 2015, a total of 26.5 million shares have been issued, leaving 1.3 million shares of common stock available for future issuance at that date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting is necessary to approve the amendment to and restatement of the Outside Director Plan, provided that the total votes cast on the proposal, whether in favor, against, or in abstention, represent a majority of the shares entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

The Board of Directors unanimously recommends that you vote FOR the approval of the amendment to and restatement of the Outside Director Plan.

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) to audit the consolidated financial statements of the Company as of September 30, 2016, and for the fiscal year then ending. At the Annual Meeting, shareholders will be asked to ratify the appointment of Ernst & Young.

The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors, and consultants.

The Company has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Company is not required to submit the selection of the independent registered public accounting firm to the shareholders for approval, but is doing so as a matter of good corporate governance. If the appointment of Ernst & Young is not ratified by a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting, then the Audit Committee will consider the appointment of other independent auditors whose selection for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the 2017 annual meeting.

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is necessary to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending September 30, 2016. Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending September 30, 2016.

PROPOSAL NO. 4 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors of the Company is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the 1934 Act, the Board of Directors is providing the Company’s shareholders with an opportunity to provide an advisory vote related to executive compensation.

The Human Resource and Compensation Committee (the “Compensation Committee”) establishes, recommends and governs all of the compensation and benefits policies and actions for the Company’s named executive officers (or NEOs) as identified below under “Compensation Discussion and Analysis.” Additional information regarding the Compensation Committee and its role is described below under the “The Board of Directors and its Committees” and “Compensation Discussion and Analysis” sections of this Proxy Statement.

The Company’s executive compensation program is intended to provide superior customer value through a long-term, relationship-based approach and solid returns to our shareholders through growth. The Compensation Committee has a compensation philosophy that drives this vision by attracting and retaining highly qualified employees and motivating them to deliver value to our customers and shareholders. Accordingly, our executive compensation program is intended to:

•	Reward executives for superior annual Company performance through a short-term cash incentive program that places a substantial component of pay at risk;

•	Retain senior management through the use of long-term equity-based and other incentives; and

•	Encourage executives to have an equity stake in the Company.

In keeping with the Compensation Committee’s compensation philosophy and the Company’s pay-for-performance culture in which incentives are tied to the Company’s short- and long-term performance, the fiscal 2015 compensation of the named executive officers reflected the Company’s financial performance for fiscal 2015. Because our financial performance did not meet the challenging targets our Board established at the beginning of fiscal 2015, payouts under our annual cash incentive plan and long-term equity plan were accordingly below target. For instance, equity payouts to our NEOs for fiscal 2015 were approximately 56% of the target payout on the Net Earnings Growth Performance Share Units issued in fiscal 2012, and there was no payout on the Total Shareholder Return Performance Share Units issued in fiscal 2012 as a result of our relative total shareholder return falling below the 30th percentile in our industry peer group.

The Company’s compensation actions relating to fiscal 2015 were consistent with its philosophy of attracting, motivating, and retaining highly qualified executives in the competitive engineering and construction industry. During fiscal 2015, as part of its annual process, the Compensation Committee evaluated forms of incentive awards to support its compensation philosophy and, consistent with fiscal 2013 and 2014, decided to continue to use a mix of short- and long-term incentives tied to Company performance, which are described under “Compensation Discussion and Analysis — Compensation Elements” below.

We are committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our shareholders. In furtherance of the foregoing, we have adopted certain best practices, and avoid certain practices, with respect to the compensation of our NEOs, as set forth below:

•	A significant majority of our executives’ target compensation is performance based and tied to pre-established performance goals aligned with our short- and long-term objectives;

•	The Company has a clawback policy that applies when inaccurate financial statements have affected incentive award payments to executive officers;

•	Our Board has established robust stock ownership guidelines applicable to our Board members and executives;

•	The Compensation Committee reviews publicly available information to evaluate how our NEOs’ compensation compares to that of executives in comparable positions at other companies;

•

The Compensation Committee benefits from its use of an independent compensation consultant, which performs no services for the Company other than those that support the needs of the Compensation Committee;

•

With the help of its independent compensation consultant, the Compensation Committee annually analyzes the difficulty of meeting our performance goals and the alignment of realizable pay and performance to ensure that our incentive programs are working as intended;

•	The Company does not maintain any of the following for NEOs:

•	tax reimbursements or gross-ups (other than tax equalization for expatriates or normal relocation expenses),

•	pension plans or supplemental retirement plans, or

•	executive perquisites such as personal use of airplanes, Company-provided autos or auto allowances (except for expatriates), or payment of club dues;

•	Board members and executive officers are prohibited from short-selling our stock, and buying or selling puts and calls of our stock;

•	Board members and executive officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning our stock; and

•	Board members and executive officers are prohibited from using our stock as collateral for any margin loan.

At each of our 2012, 2013, 2014, and 2015 annual meetings, over 94% of shares voted were in favor of the advisory resolution concerning the compensation of our NEOs, as described in the “Compensation Discussion and Analysis” section, the compensation tables, and the accompanying narrative disclosures contained in the applicable Proxy Statements for those meetings. In addition, during fiscal 2015, the Chair of the Compensation Committee and our Senior Vice President, Global Human Resources, met with many of our top shareholders to discuss the Company’s executive compensation program and solicit their input with respect to that program. After carefully considering input from those meetings and the voting results from recent shareholder meetings, the Compensation Committee decided to continue with the same overall compensation program for fiscal 2016 with certain modifications discussed under “Compensation Discussion and Analysis — Modifications to Compensation Program” below. The Company will continue to engage in dialogue with shareholders and take into account the results of the Company’s say-on-pay votes when making compensation decisions with respect to our NEOs in the future.

For these and the other reasons discussed under “Compensation Discussion and Analysis” below, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation paid to the NEOs, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative disclosures).”

As an advisory vote, this proposal is not binding on the Company, the Board of Directors, or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board, or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board, or the Compensation Committee. However, the Board of Directors values the opinions that shareholders express in their votes and will consider the outcome of the vote when making future compensation decisions.

The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect of the outcome of the advisory vote.

The Board of Directors unanimously recommends that you vote FOR the advisory resolution approving the Company’s executive compensation.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act as well as various rules promulgated by the SEC and the NYSE. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its shareholders.

The Board of Directors has approved Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines address the following matters:

•	The mission of the Board of Directors;

•	The size of the Board of Directors;

•	Frequency of meetings of the Board of Directors;

•	Committees of the Board of Directors;

•	The requirement that the Board of Directors be comprised of a majority of independent directors;

•	The requirement that the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors be comprised entirely of independent directors;

•	Guidelines for determining director independence;

•	Majority voting in uncontested elections of directors;

•	Limits on the number of other public company boards on which non-management directors (i.e., a director who is not employed by the Company) may serve;

•	Executive sessions of the Board of Directors wherein non-management directors meet as a group without the presence of management directors;

•	Conflicts of interests;

•	The role and responsibilities of the Lead Independent Director;

•	The requirement that the performance of the Chief Executive Officer be evaluated annually and reviewed by the non-management directors;

•	Significant change in professional occupation or employment of a director;

•	Review of the performance of individual directors; and

•	Other matters uniquely germane to the work and responsibilities of the Board of Directors.

Director Education

Also pursuant to the Company’s Corporate Governance Guidelines, the Board of Directors is provided with, and encouraged to participate in, continuing education.

Codes of Ethics

In addition to the Corporate Governance Guidelines, the Board of Directors has adopted the following other codes, guidelines, and policies:

•	Code of Business Conduct and Ethics for Members of the Board of Directors;

•	Code of Ethics for the Chief Executive Officer and Senior Financial Officers; and

•	Code of Conduct.

These documents, along with the Corporate Governance Guidelines, serve as the foundation for the Company’s system of corporate governance. They provide guidance for maintaining ethical behavior, require that directors and employees comply with applicable laws and regulations, prohibit conflicts of interest, and provide mechanisms for reporting violations of the Company’s policies and procedures.

In the event the Company makes any amendment to, or grants any waiver from, a provision of the code of ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, the Company will disclose such amendment or waiver and the reasons therefore on its website at www.jacobs.com.

Stock Ownership Guidelines

In an effort to more closely align the Company’s non-management directors’ financial interests with those of our shareholders, the Board of Directors has established stock ownership guidelines for non-management directors. Under these guidelines, the Company’s non-management directors are expected to own equity in the Company valued at a minimum of three times their annual cash retainer. Non-management directors are expected to meet or exceed these guidelines within five years of joining the Board of Directors.

Similarly, the Company has established stock ownership guidelines in which the Company’s senior management are expected to own Company common stock valued at between two to six times their base salary, depending upon their position in the Company. The guideline for Mr. Demetriou, President and Chief Executive Officer, is six times his base salary and the guideline for our other executives, which includes Mr. Berryman, Joseph G. Mandel and Philip J. Stassi (each of whom is a NEO), is three times their respective base salary. The guideline for other members of the senior management team is two times their respective base salary. The members of senior management subject to these guidelines are expected to meet or exceed these guidelines within three to five years of entering their respective positions. Since Messrs. Demetriou and Berryman entered their respective positions during fiscal 2015, they are not yet expected to meet these guidelines. The other NEOs who are currently executives with the Company and who have been with the Company over five years exceed the guideline applicable to them.

Committee Charters

The Board of Directors has adopted formal charters for each of the following standing Committees:

•	The Audit Committee;

•	The Compensation Committee; and

•	The Nominating and Corporate Governance Committee.

These charters establish the missions of the respective Committees as well as Committee membership guidelines. They also define the purpose, duties, and responsibilities of each Committee in relation to the Committee’s role in supporting the Board of Directors, and assisting the Board in discharging its duties in supervising and governing the Company.

Availability of Documents

The full text of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics for Members of the Board of Directors, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Conduct, the Committee Charters, the Board of Directors Guidelines for Determining the

Independence of its Members, and the other corporate governance materials described in this Proxy Statement are accessible by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com.

The Company will furnish without charge a copy of any of the foregoing documents to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Jacobs Engineering Group Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Corporate Secretary.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board of Directors also believes there are certain attributes each individual director should possess, as reflected in the Board of Directors’ membership criteria. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board’s overall composition and the Company’s current and future needs. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the matters described under “— Committees of the Board of Directors — Nominating and Corporate Governance Committee.” For incumbent directors, past performance on the Board of Directors and its Committees is also a factor taken into consideration.

The following table sets forth the names, ages and background information of the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, as well as each individual’s specific experience, qualifications and skills that led the Board of Directors to conclude that each such nominee or director should serve on the Board of Directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

NOMINEES

Name and Experience	Term Expires	Director Since

Joseph R. Bronson, Director. Mr. Bronson, age 67, is the Principal and CEO of The Bronson Group, LLC, a consulting firm primarily engaged in the area of financial and operational consulting. In March 2014, he started serving as Strategic Advisor to Cowen and Company, a New York-based investment bank. In May 2011, he was appointed an Advisory Director to GCA/Savvian, LLC, a financial advisory firm based in San Francisco, California. From January 2009 to March 2010, he was the Chief Executive Officer of SVTC (Silicon Valley Technology Corporation), a provider of semiconductor wafer fabrication services to customers requiring product development manufacturing services. From August 2007 to October 2008, he was the President and Chief Operating Officer of Sanmina-SCI, a global electronics manufacturer. From 2004 to 2007, he was the co-Chief Executive Officer and Director of Form Factor, a global leader in advanced semiconductor wafer probe card technology for semiconductor product testing. Mr. Bronson was previously the Executive Vice President and Chief Financial Officer of Applied Materials, Inc., the global leader in semiconductor capital equipment. Mr. Bronson had a number of general management and executive positions with Applied Materials spanning a career of 22 years. Mr. Bronson also currently serves on the board of directors of Maxim Integrated Products, Inc., a leading supplier of analog devices to the semiconductor industry, and PDF Solutions, Inc., a company involved in the semiconductor diagnostic business. He is a Certified Public Accountant and a member of the American Institute of CPAs, serves as Trustee of Fairfield University and is Chairman of the Leavey School of Business Advisory Board, Santa Clara University, California. He is also a director of two private companies.

Mr. Bronson brings accounting expertise and familiarity with financial statements, financial disclosures, auditing and internal controls to the Board from his prior service as Chief Financial Officer. His senior management level experience at large publicly traded companies also brings to the Board additional perspective regarding the day-to-day operations of large organizations as well as corporate best practices

	2016	2003

Name and Experience	Term Expires	Director Since

Juan José Suárez Coppel, Director. Mr. Suárez, age 56, was General Director (Chief Executive Officer) of Petróleos Mexicanos (“PEMEX”), the national oil company of Mexico, from 2009 to 2012. Prior to his tenure as General Director, Mr. Suárez held other positions at PEMEX, including Chief Financial Officer from 2001 to 2006. He also served as Chief of Staff of Mexico’s Secretary of Finance and Public Credit in 2000 and 2001. In the private sector, Mr. Suárez was Co-Head of Equity Derivative Trading at Banamex from 1991 to 1995 and has held senior leadership positions at Grupo Televisa and Grupo Modelo; Mexico’s largest media company and largest brewer, respectively. Mr. Suárez also taught economics at several leading universities in Mexico, Europe and the United States. He is a graduate of the Instituto Tecnológico Autónomo in Mexico City, and earned his Ph.D. in economics from the University of Chicago.

Mr. Suárez provides strong expertise in the oil and gas industry, which is particularly valuable given the Company’s customers in this industry. He also brings extensive knowledge and experience in finance matters and his experience as an executive brings perspective on management and operational matters to the Board. His background in international operations also assists the Board in light of our growing international presence

	2016	2013

Robert C. Davidson, Jr., Director. Mr. Davidson, age 70, is retired. Mr. Davidson served as the Chairman and Chief Executive Officer of Surface Protection Industries, Inc., a company that provided surface protection products and services worldwide from 1978 to October 2007. He serves as a member of the boards of Morehouse College (Chairman), Art Center College of Design (Chairman), Cedars-Sinai Medical Center (Vice Chair of Audit Committee), Broadway Federal Bank, f.s.b. (Chairman of Compensation Committee and Internal Asset Review Committee), and the University of Chicago Graduate School of Business Advisory Council. He received a Bachelor of Arts degree from Morehouse College and an MBA in Marketing and Finance from the University of Chicago.

Mr. Davidson brings strong leadership and knowledge and experience of strategic and financial matters to the Board from his experience founding and building private companies, his almost 30-year career at Surface Protection Industries, Inc., and his prior service as a chief executive officer and chairman. He also brings to the Board important knowledge of public company governance through his service on multiple public company boards, including service on compensation committees.

	2016	2001

Ralph E. Eberhart, Director. General Eberhart, age 68, currently serves as Chairman and President of the Armed Forces Benefit Association, a 400,000 member organization. He is a former General Officer of the United States Air Force. A graduate of the United States Air Force Academy, General Eberhart held numerous high-level command and staff positions within the Air Force over his 36-year career. He served as Commander of the North American Aerospace Defense Command (NORAD) on 9/11, and in the aftermath of 9/11, he was selected as the first Commander of the U.S. Northern Command. He also served as Commander of Air Combat Command and U.S. Space Command. He serves on the boards of Rockwell Collins, Triumph Group, Inc. and VSE Corporation.

General Eberhart brings valuable leadership and management skills developed through his military service. His 36-year military career provides the Board with valuable experience and knowledge of government and the military, which is particularly valuable given the Company’s government and military contracts

	2016	2012

Name and Experience	Term Expires	Director Since

Dawne S. Hickton, Ms. Hickton, age 58, was Vice Chair, President and Chief Executive Officer of RTI International Metals, Inc. (“RTI”) from 2007 until RTI’s acquisition by Alcoa in July 2015. Under her leadership, Ms. Hickton guided RTI’s transformation and expansion from a titanium mill products producer to a fully integrated specialty metals manufacturer of integrated titanium and aluminum fabricated structures and components for the aerospace, defense, energy and medical industries. She has also served as a director of the Pittsburgh branch of the Federal Reserve Bank of Cleveland since 2012 and became its chair in January 2014. Additionally, she serves on the board of Triumph Group, is President of the International Titanium Association and is also a member of the Board of Governors for the Aerospace Industries Association. She is on the board of directors of the Smithsonian’s National Air and Space Museum and also serves on the board of The Wings Club. In addition, she is a member of the University of Pittsburgh’s Board of Trustees, serving on the Student Affairs and Property and Facilities Committees. Prior to beginning her career at RTI in 1997, Ms. Hickton was employed at USX Corporation, where she worked with the parent organization and its subsidiaries: U.S. Steel, American Bridge Company and U.S. Steel Mining Company. She also previously served as a public company director of FNB Corporation from 2006 until 2013. Ms. Hickton is a graduate of the University of Rochester and earned a J.D. degree from the University of Pittsburgh School of Law.

Ms. Hickton provides a wealth of proven business leadership experience with a CEO’s perspective, and advanced strengths in project management and engineering expertise. Her background as a senior officer in a publicly traded company for nearly two decades is particularly valuable to the Board, as it lends a contemporary understanding of how to engage with the Company’s stakeholders, in addition to driving a strong growth agenda.

	2016	2015

Peter J. Robertson, Director. Mr. Robertson, age 68, is retired. Mr. Robertson was Vice Chairman of the Board for Chevron Corporation, one of the world’s largest energy companies, until April 1, 2009. He joined Chevron in 1973 and over his 36 year career he had a wide variety of responsibilities including directing Chevron’s worldwide exploration and production and global gas businesses, corporate strategic planning, policy, government and public affairs. He was also Chief Financial Officer of Chevron USA. He is a non executive director of SASOL Limited and an advisory director of Campbell-Lutyens. He is co-chairman of the US Saudi Arabian Business Council and chairman of the World Affairs Council of Northern California. He is a past chairman of the US Energy Association. A native of Edinburgh, Scotland, he holds a Bachelor of Science degree in Mechanical Engineering from the University of Edinburgh and an MBA from the University of Pennsylvania, Wharton School, where he was a Thouron Scholar.

Mr. Robertson brings vital knowledge and experience to the Board in the oil and gas industry from his over 36-year career at Chevron Corporation, which is particularly important given the number of Company customers in the energy and refining sector. He also brings valuable international experience in developed and developing countries, including interactions with governments at the highest levels, from his executive experience and the multiple chairmanship and director positions he has held and currently holds. Mr. Robertson also has extensive experience on the boards of not-for-profit entities with global reach and public company boards as well as important accounting know-how and experience with public company financial statements, disclosures and accounting rules from his service as Chief Financial Officer of Chevron USA.

	2016	2009

Noel G. Watson, Executive Chairman of the Board and Director. Mr. Watson, age 79, has been with the Company since 1965 and was Chief Executive Officer of the Company from November 1992 to April 2006 and principal executive officer during fiscal 2015. He was also the President of the Company from 1987 until July 2002. Mr. Watson serves on the board of directors of GT Advanced Technologies Inc.

Name and Experience	Term Expires	Director Since

Mr. Watson brings a deep understanding of the Company’s business, industry and operations to the Board from his over 40-year career at the Company. In addition, as the longest-tenured Board member, he serves as a valuable source of institutional knowledge	2016	1986

Steven J. Demetriou, President, Chief Executive Officer and Director. Mr. Demetriou, age 57, joined the Company in August 2015, Prior to joining the Company, he served as Chairman and Chief Executive Officer of Aleris Corporation, a global downstream aluminum producer based in Cleveland, Ohio. Mr. Demetriou was Chief Executive Officer of Aleris when it filed for Chapter 11 in 2009 and when it successfully emerged from Chapter 11 in June 2010. Mr. Demetriou was appointed President and Chief Executive Officer of Commonwealth Industries, Inc. (a predecessor by merger to Aleris) in June 2004, after serving as a member of that company’s board of directors from 2002. Before joining Commonwealth in 2004, Mr. Demetriou was Chief Executive Officer of Noveon, Inc. Prior to that, from 1999 to 2001, he was Executive Vice President of IMC Global Inc. and, from 1981 to 1999, he held various management positions with Cytec Industries Inc. and ExxonMobil Corporation. Mr. Demetriou currently serves on the board of Kraton Performance Polymers and is the chair of its Compensation Committee and a member of its Nominating and Corporate Governance Committee. Mr. Demetriou previously served on the board of Foster-Wheeler AG starting in 2008 and was Non-Executive Chairman of Foster-Wheeler from 2011 to 2014. Mr. Demetriou also previously served on the board of OM Group where he served as chair of the Compensation Committee and a member of the Nominating / Corporate Governance Committee. Mr. Demetriou holds a Bachelor of Science degree in chemical engineering from Tufts University.

Mr. Demetriou brings international business perspectives and more than 30 years of experience in leadership and senior management roles to the Board, including 14 years in the role of chief executive officer. In addition, he brings experience in a variety of industries, including metals, specialty chemicals, oil & gas, manufacturing and fertilizers, which he has gained over the course of his career, which is particularly valuable given the variety of industries in which the Company’s clients operate.

	2016	2015

CONTINUING DIRECTORS

Name and Experience	Term Expires	Director Since

John F. Coyne, Director. Mr. Coyne, age 65, is retired. He was Chief Executive Officer, a member of the board of directors and Chair of the Executive Committee of Western Digital Corporation (“WD”), a global S&P 500 company, from January 2007 to January 2013. WD designs, develops, manufactures, and sells hard drives and solid state drives. Mr. Coyne joined WD in 1983 and has dedicated the majority of his career to WD, serving the company in many capacities around the globe. He served as CEO of WD from January 2007 until his retirement in January 2013, and President from May 2006 to March 2012. From November 2002 until June 2005, Mr. Coyne served as Senior Vice President, Worldwide Operations, from June 2005 until November 2005, he served as Executive Vice President, Worldwide Operations, and from November 2005 until June 2006, he served as Executive Vice President and Chief Operations Officer. A native of Dublin, Ireland, Mr. Coyne received his bachelor’s degree in mechanical engineering from the University College Dublin in 1971.

Mr. Coyne has over 30 years of experience in global high tech industry, including more than five years as President and CEO of WD. He has an extensive background in many parts of the globe in executive capacities in engineering, operations, sales and business

Name and Experience	Term Expires	Director Since
management. He also has extensive experience overseeing talent acquisition, retention and development programs and identifying, overseeing and integrating merger and acquisition transactions. These skills, attributes and experiences qualify Mr. Coyne to add perspective and make a valuable contribution to the work of the Board of Directors	2017	2008

Linda Fayne Levinson, Director. Ms. Fayne Levinson, age 73, is an experienced executive and corporate director. From 1997 until 2004, Ms. Fayne Levinson was a Partner of GRP Partners, a venture capital firm that invests in early stage technology companies. Prior to that, Ms. Fayne Levinson was an executive at Creative Artists Agency, Inc.; a Partner at Wings Partners, a Los Angeles based private equity firm; President of Fayne Levinson Associates, an independent consulting firm; a Senior Vice President of American Express Travel Related Services Co., Inc.; and a Partner of McKinsey & Company, where she became the first woman partner in 1979. Ms. Fayne Levinson also serves as a member of the boards of Hertz, Ingram Micro, Inc., NCR Corporation and The Western Union Company. At Hertz, Ms. Fayne Levinson is the Chair of the Board and previously served as Chair of its Nominating and Governance Committee, and at NCR is Chair of the Compensation Committee. Ms. Fayne Levinson is also a member of the U.S. Advisory Board of CVC Capital Partners and a trustee at Barnard College, where she chairs the Investment Committee.

Ms. Fayne Levinson’s executive, consulting and investment career brings in-depth knowledge of business operations, strategy and technology to the Board of Directors. Her service on the boards of a number of global companies, including her service as a Chair of a board, a lead director and as chair of compensation and nominating and governance committees, provides the Board insight regarding compensation strategies and other corporate governance matters, both of which are key areas of focus in today’s corporate environment

	2017	1996

Christopher M.T. Thompson, Director. Mr. Thompson, age 67, was Chairman and Chief Executive Officer of Gold Fields Ltd., an international gold producer with over 50,000 employees and operations on five continents from 1998 to 2002, and continued as Chairman of that company through 2005. He was also Chairman of the World Gold Council from 2002 to 2005. He founded and was Chief Executive Officer of Castle Group Ltd., an international investment company that helped support the development of new mines. He served on the board of Teck Resources Limited from 2003 to 2015 and on the board of Golden Star Resources Ltd. from 2010 to 2015. He currently serves on the board of Royal Gold, Inc., a company that acquires and manages precious metal royalties and streams, as well as on the board of a privately held biotech company based in the U.S. Mr. Thompson holds a master’s degree in management studies from Bradford University, U.K., and a bachelor’s degree in law and economics from Rhodes University, South Africa. He is a member of the Board of Governors of the Colorado School of Mines.

Mr. Thompson has an extensive background in the mining industry, providing strong knowledge of and management and operational experience in this area to the Board, which is particularly valuable given the Company’s customers in this industry. Mr. Thompson also provides knowledge of the biotechnology industry, which is also important given the Company’s customers in that industry. His senior management level experience also brings to the Board additional perspective regarding the day to day operations of large organizations as well as corporate best practices

	2017	2012

Meetings of the Board of Directors

The Board of Directors holds six regularly scheduled meetings each year and may hold additional meetings from time to time as the Board of Directors deems necessary or desirable. The Board of Directors held nine meetings during fiscal 2015. All directors attended at least 75% of all meetings of the Board of Directors and of the Committees thereof on which they served during fiscal 2015. The Board of Directors has a policy that directors are expected to attend the annual meetings of shareholders. All directors attended the 2015 annual meeting of shareholders.

During fiscal 2015, the non-management members of the Board of Directors met in executive sessions without management present at all of its regularly held meetings. The Board of Directors expects to continue this practice in fiscal 2016. The director serving as the Lead Independent Director at these executive sessions rotates on a bi-annual basis among the chairs of the various Committees of the Board of Directors. No director may serve as the Lead Independent Director for more than two consecutive years. Currently, Mr. Bronson, Chair of the Audit Committee, serves as the Lead Independent Director and, following the annual meeting in 2017, it is expected that the Chair of Compensation Committee will begin serving as the Lead Independent Director.

Compensation of Directors for Fiscal 2015

The Company pays non-management directors a cash retainer in the amount of $88,000 per year. Each non-management director also receives an annual award of 1,500 restricted stock units, an annual award of an option to purchase 3,500 shares of the Company’s common stock on the first day of March of each year (the “annual grant”), and, upon his or her election to the Board of Directors, an option to purchase 4,000 shares of the Company’s common stock on the first day of the month following the date he or she is first elected to the Board of Directors (the “appointment grant”). Directors who are also members of management are not separately compensated for their services as a director.

Each of the equity awards described above has been made pursuant to the 1999 Outside Director Stock Plan. Each director option grant vests and becomes exercisable in four equal annual installments commencing on the first anniversary of the grant date. Each director restricted stock unit grant vests in full six months after the grant date; however the award is not settled by issuance of the underlying shares until the director’s retirement from the Board of Directors. In accordance with the terms and conditions of the 1999 Outside Director Stock Plan, the option prices for both the annual grants and the appointment grants are equal to the average of the Fair Market Values (as defined in the 1999 Outside Director Stock Plan) of a share of common stock for the ten trading days ending on the second trading day prior to the date for which the grant price is being determined, but in no event less than eighty-five percent (85%) of the Fair Market Value of a share of common stock on the date the grant price is being determined.

The table below sets forth the compensation paid (or credited) to each of the Company’s non-management directors during fiscal 2015.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Total ($)
Joseph R. Bronson	88,000	66,510	49,139	203,649
Juan José Suárez Coppel	88,000	66,510	49,139	203,649
John F. Coyne	88,000	66,510	49,139	203,649
Robert C. Davidson, Jr.	88,000	66,510	49,139	203,649
Ralph E. Eberhart	88,000	66,510	49,139	203,649
Edward V. Fritzky	88,000	66,510	49,139	203,649
Dawne S. Hickton	22,000	—	50,624	72,624
Linda Fayne Levinson	88,000	66,510	49,139	203,649
Peter J. Robertson	88,000	66,510	49,139	203,649
Christopher M.T. Thompson	88,000	66,510	49,139	203,649

(1)	Represents fees earned during fiscal 2015.
(2)

Represents the grant date fair value of the grants of restricted stock units under the 1999 Outside Director Plan during the fiscal year in accordance with Financial Accounting Standards Board Accounting Standards

Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). A grant of restricted stock units relating to 1,500 shares of common stock was made to each then-sitting non-management director on March 1, 2015 and was based on a grant date fair value of $44.34 per share (market price on the date of grant), with a total fair value of $66,510. The aggregate number of shares of restricted stock and restricted stock units outstanding at October 2, 2015 for each non-management director was as follows: J. Bronson — 18,500; J. Suárez — 3,000, J. Coyne — 9,500; R. Davidson — 22,500; R. Eberhart — 4,500; E. Fritzky —16,500; D. Hickton — 0; L. Levinson — 24,500; P. Robertson — 7,500; and C. Thompson — 4,500.

(3)	Represents the grant date fair value of options granted under the 1999 Outside Director Plan during the fiscal year in accordance with FASB ASC Topic 718. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2015 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. A grant of options relating to 3,500 shares of common stock was made to each then-sitting non-management director on March 1, 2015 and was based on a grant date fair value of $14.0396 per share, with a total fair value of $49,139. In accordance with the terms of the 1999 Outside Director Plan, Ms. Hickton received an appointment grant on June 1, 2015 of options to purchase 4,000 shares of common stock. The grant was based on a grant date fair value of $12.6559 per share, with a total fair value of $50,624. The aggregate number of options outstanding at October 2, 2015 for each non-management director was as follows: J. Bronson — 31,500; J. Suárez — 11,000; J. Coyne — 30,000; R. Davidson — 36,000; R. Eberhart — 14,500; E. Fritzky - 36,000; D. Hickton — 4,000; L. Levinson — 36,000; P. Robertson 25,000; and C. Thompson — 14,500.
(4)	Represents interest credited under the Company’s deferral plans in excess of 120% of the applicable federal long-term rate (“AFR”).

Independence of Directors

The Board of Directors has adopted Board of Directors Guidelines for Determining the Independence of its Members, which are accessible by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com. The Board of Directors has affirmatively determined that each of Mesdames Fayne Levinson and Hickton and Messrs. Bronson, Coyne, Davidson, Fritzky, Robertson, Suárez and Thompson, and General Eberhart is independent under Section 303A.02 of the NYSE listed company manual and the Company’s Independence Guidelines. The NYSE’s independence definition also includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, which would prevent a director from being independent. None of the Company’s independent directors had any relationship that violated the NYSE’s tests.

In addition, as further required by the NYSE’s listed company manual and the Company’s independence guidelines, the Board of Directors has made an affirmative determination that no relationship, whether immaterial or material, exists between any independent director and the Company that would prevent a director from being independent. In making this determination, the Board considered the facts described below. Until January 2013, Mr. Coyne was the President and Chief Executive Officer of Western Digital Corporation, which is one of the Company’s clients. The payments by Western Digital Corporation to the Company for any fiscal year have been and are expected to continue to be substantially less than one percent of the consolidated gross revenues of Western Digital Corporation and have been and will largely consist of pass through costs relating to subcontract labor or third-party materials and equipment. Mr. Robertson is on the board of directors of the US-Saudi Arabian Business Council, an organization of business leaders to which the Company currently makes annual cash contributions of $5,000. Prior to his joining the Board, Mr Suárez was employed by PEMEX, one of the Company’s clients. He served most recently as the General Director (chief executive officer) of PEMEX until his retirement effective in December 2012 which was prior to joining the Board of Directors. The payments by PEMEX to the Company for any fiscal year have been and are expected to continue to be substantially less than one percent of the consolidated gross revenues of PEMEX. During his time with PEMEX, Mr. Suárez had no involvement in PEMEX’s business relationship with the Company. During fiscal 2015, Ms. Hickton served as Vice Chair, President, Chief Executive Officer and a director of RTI International Metals, Inc. (“RTI”), which has been a client of the Company. The payments by RTI to the Company for any fiscal year have been substantially less than one percent of the consolidated gross revenues of RTI. After a review of the facts, using its business judgment, the Board of Directors determined that these relationships did not compromise Mr. Coyne’s, Mr. Robertson’s, Mr. Suárez’s or Ms. Hickton’s independence.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide that the Board is free to select its Chairman and Chief Executive Officer in any manner after consideration of relevant factors at the time of the decision. Currently, the Board is led by Mr. Watson as non-Executive Chairman. He has been Chairman of the Board since 2004, was Chief Executive Officer from November 1992 to April 2006, was President from 1987 until 2002, and was Executive Chairman from December 2014 to August 2015. The Board has determined that having Mr. Watson serve as Chairman provides significant advantages to the Board, as it allows the Board to benefit from his prior experience and knowledge of the Company’s business and affairs and also facilitates communications and relations among the Board, the Chief Executive Officer and other senior management. Because the Board also believes that strong independent Board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Independent Director. As discussed above, the Lead Independent Director rotates on a bi-annual basis among the chairs of the various committees, with no director serving as Lead Independent Director for more than two consecutive years. The Lead Independent Director chairs the Board meetings during all executive sessions.

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance shareholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters. In addition, the independent directors discuss risk management during executive sessions without management present.

While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. The Audit Committee also reviews potential violations of the Company’s various codes of ethics and related corporate policies. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs, as discussed in greater detail under “Compensation Discussion and Analysis — Compensation Risk Assessment” below. Finally, the Nominating and Corporate Governance Committee oversees risks associated with the independence of directors and Board nominees. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, including regular reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its Committees.

Committees of the Board of Directors

Audit Committee — The Audit Committee advises the Board of Directors on internal and external audit matters affecting the Company and is responsible for the appointment of the independent auditors of the Company. In addition, the Audit Committee reviews with such auditors the scope and results of their examination of the financial statements of the Company and any investigations by such auditors, and reviews and approves the worldwide audit fee and all non-audit services.

The Audit Committee is governed by a charter which is available by following the links to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described above under “Corporate Governance — Availability of Documents.” The members of the Audit Committee are Mr. Bronson (Chair), Ms. Hickton and Messrs. Robertson and Thompson. The Board of Directors has affirmatively determined that all of the members of the Audit Committee meet the Company’s Independence Guidelines, the independence standards of Section 303A.02 of the NYSE listed company manual and Rule 10A-3 under the 1934 Act and are “financially literate” as required by Section 303A.07(a) of the NYSE listed company manual, as such qualification is interpreted by the Company’s Board of Directors in its business judgment. In addition, the Board of Directors has affirmatively determined that all of the members of the Audit Committee are “audit committee financial experts” under Item 407(d)(5) of Regulation S-K. The Board of Directors made this determination based on the respective qualifications and business experience of each of the members, as briefly described above. During fiscal 2015, the Audit Committee held eight meetings. Further information regarding the Audit Committee is set out in the “Report of the Audit Committee” below.

Human Resource and Compensation Committee — The Compensation Committee establishes, recommends, and governs all compensation and benefits policies for executive officers, including individual components of total remuneration, goals, and performance criteria for incentive compensation plans, short- and long-term incentive plan design, and key benefit plans established for employees. The Compensation Committee is responsible for the policy and protocol involved in the granting of all equity compensation and approves directly or through its subcommittee, all equity-based grants made to employees. The Compensation Committee also oversees the administration of employee benefit plans for the Company.

The Compensation Committee is governed by a charter which is available by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described above under “Corporate Governance — Availability of Documents.” The members of the Compensation Committee are Ms. Levinson (Chair), Mr. Coyne, and General Eberhart. The Board of Directors has affirmatively determined that all of the members of the Compensation Committee meet the Company’s Independence Guidelines and the independence standards of Section 303A.02 of the NYSE listed company manual. During fiscal 2015, the Compensation Committee held ten meetings.

Compensation Committee Interlocks and Insider Participation — During the last completed fiscal year, no member of the Compensation Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K. None of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a member of the Company’s Board of Directors or on the Compensation Committee.

Nominating and Corporate Governance Committee — The Nominating and Corporate Governance Committee assists the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors of the Company and for considering and making recommendations to the Board concerning the Company’s corporate governance policies, principles, and guidelines, including, but not limited to, the appropriate size, function, and needs of the Board. The qualifications that the Nominating and Corporate Governance Committee and Board of Directors consider in identifying qualified candidates to serve as directors include age, skills, such as financial background and skills, international background, education, professional and academic affiliations, industries served, length of service, positions held, and geographies served. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it also considers diversity of viewpoints, backgrounds, experience and other demographics in evaluating director candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. During fiscal 2015, the Nominating and Corporate Governance Committee engaged a third-party search firm to assist in identifying potential directors. That firm identified Ms. Hickton as a potential director. Once potential candidates are identified, including those candidates nominated by shareholders, the Chair of the Nominating and Corporate Governance Committee, the non-executive Chairman of the Board, and the CEO review the backgrounds of those candidates with the Nominating and Corporate Governance Committee. Final candidates are then chosen and interviewed by non-management directors and executive management of the Company. Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board of Directors. If the Board of Directors approves the recommendation, the candidate is nominated for election. With regard to procedures for shareholder nominations of directors for election, please see the requirements described below under “Shareholders’ Proposals.” The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in accordance with these procedures.

The Nominating and Corporate Governance Committee is governed by a charter which is available by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described above under “Corporate Governance — Availability of Documents” above. The current members of the Nominating and Corporate Governance Committee are Mr. Fritzky (Chair), Mr. Davidson, and Mr. Suárez. The Board of Directors has affirmatively determined that all of the members of the Nominating and Corporate Governance Committee meet the Company’s Independence Guidelines and the independence standards of Section 303A.02 of the NYSE listed company manual. During fiscal 2015, the Nominating and Corporate Governance Committee held seven meetings.

Annual Performance Evaluations

The Nominating and Corporate Governance Committee conducts periodic individual director performance reviews, in particular where a director is standing for re-election. In addition, the Chairs of each of the committees coordinate regular self-evaluations of their respective committees.

Contacting the Board of Directors

Generally — All communications required by law or regulation to be relayed to the Board of Directors are relayed immediately after receipt. Any communications received by management from shareholders which have not also been sent directly to the Board of Directors will be processed as follows: (1) if the shareholder specifically requests that the communication be sent to the Board, the communication will then be promptly relayed to the Board of Directors; and (2) if the shareholder does not request that the communication be sent to the Board of Directors, then management will promptly relay to the Board all communications that the management of the Company, using its best business judgment, determines should be relayed to the Board.

Contacting the Full Board of Directors — Any shareholder, employee or interested party who desires to communicate with the Board of Directors may do so by writing to The Board of Directors, c/o Corporate Secretary, Jacobs Engineering Group Inc., 155 North Lake Avenue, Pasadena, California, 91101, in an envelope marked confidential.

Contacting Non-Management Directors — Any shareholder, employee or interested party who desires to communicate with the Company’s non-management directors may do so as follows:

•	Confidentially or anonymously through the Company’s Integrity Hotline, 1 (877) 522-6272;

•	By writing to Lead Independent Director, c/o Corporate Secretary, Jacobs Engineering Group Inc., 155 North Lake Avenue, Pasadena, California, 91101, in an envelope marked confidential; or

•	By sending an email to LeadIndependent.Director@Jacobs.com.

Contacting the Audit Committee — Any shareholder, employee or interested party may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Company’s senior management, to the Vice President, Internal Audit, or to the Audit Committee of the Board of Directors. Confidential, anonymous reports may be made as follows:

•	Through the Company’s Integrity Hotline, 1 (877) 522-6272;

•	By writing to the Chair of the Audit Committee, c/o Corporate Secretary, Jacobs Engineering Group Inc., 155 North Lake Avenue, Pasadena, California, 91101, in an envelope marked confidential; or

•	By sending an email to Audit.Committee@Jacobs.com.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “estimates”, “intends”, and “will” and similar words are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although such statements are based on management’s current estimates and expectations and/or currently available data, forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause our actual results to differ materially from what may be inferred from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those listed in Item 1A—Risk Factors in the Company’s 2015 Annual Report on Form 10-K. The Company does not undertake any obligation to release publicly any revisions or updates to any forward-looking statements.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee hereby reports as follows:

1.	Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.	The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices, and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with Company’s management the Company’s audited consolidated financial statements included in its 2015 Annual Report on Form 10-K.

3.	The Audit Committee has discussed with the Company’s internal auditors and the Company’s independent registered public accounting firm, Ernst & Young, the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and Ernst & Young, separately and together, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed with the independent auditors under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

4.	The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young their independence.

5.	The Audit Committee has adopted pre-approval policies and procedures for certain audit and non-audit services which Ernst & Young provides. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of Ernst & Young while recognizing that in certain situations Ernst & Young may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. The policies and procedures adopted by the Audit Committee allow the general pre-approval by the Audit Committee of certain services, such as audit-related services (which include providing accounting and auditing consultation and due diligence services), and tax services (which include general tax compliance, tax research, and planning services), without a specific, case-by-case consideration of each of the services to be performed by Ernst & Young. The policies and procedures require that any other service, including the annual audit services and any other attestation service, be expressly and specifically approved by the Audit Committee prior to such services being performed by Ernst & Young. In addition, any proposed services exceeding the general pre-approved cost levels or budgeted amounts require specific pre-approval by the Audit Committee. The Audit Committee considers whether all pre-approved services are consistent with the SEC’s rules and regulations on auditor independence.

6.	Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2015 for filing with the SEC.

Joseph R. Bronson, Chair

Dawne S. Hickton

Peter J. Robertson

Christopher M.T. Thompson

AUDIT AND NON-AUDIT FEES

Set forth below are the fees billed to the Company by its independent registered public accounting firm, Ernst & Young, for the fiscal periods indicated, all of which were approved by the Audit Committee pursuant to the approval policies described above.

	2015	2014
Audit Fees	$6,796,700	$7,394,500
Audit-related fees	592,000	507,000
Tax fees	1,389,000	1,614,000

Total	$8,777,700	9,515,500

Audit Fees — Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements; the reviews of the Company’s quarterly results of operations and reports on Form 10-Q; the rendering of an opinion pursuant to Section 404 of the Sarbanes-Oxley Act of 2002; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as attest services, consents, and reviews of documents filed with the SEC.

Audit-Related Fees — Consist of fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to mergers, acquisitions, and investments; contractor’s license compliance procedures; and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees — Consist of fees for tax compliance, tax planning, and tax advice. Corporate tax services encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value added tax, and equivalent tax related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement. The Board has approved that recommendation.

Linda Fayne Levinson, Chair

John F. Coyne

Ralph E. Eberhart

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes the compensation of our named executive officers (“NEOs”) during fiscal 2015, which include the following current officers:

•	Mr. Steven J. Demetriou, President and Chief Executive Officer (“CEO”)

•	Mr. Kevin C. Berryman, Executive Vice President and Chief Financial Officer (“CFO”)

•	Mr. Joseph G. (“Gary”) Mandel, President, Petroleum & Chemicals

•	Mr. Philip J. Stassi, President, Buildings & Infrastructure

Our NEOs for fiscal 2015 also include the following former executive officers:

•	Mr. Noel Watson, former Executive Chairman and current Chairman of the Board

•	Mr. Craig L. Martin, former President and CEO

•	Mr. John W. Prosser, Jr., former Executive Vice President, Finance and Administration

•	Mr. George A. Kunberger, former Executive Vice President, Global Sales and Marketing

•	Mr. Santo Rizzuto, former Executive Vice President, Operations

Executive Summary

Fiscal 2015 Highlights

As one of the world’s largest and most diverse providers of technical professional and construction services, we operate with a pay-for-performance philosophy in a challenging, highly competitive, and rapidly evolving global environment. In fiscal 2015, we took significant actions to position our Company for long-term success. Key highlights included:

•	Successful senior leadership transitions, with Mr. Demetriou as our new President and CEO and Mr. Berryman as our new Executive Vice President and CFO.

•

Adoption of a new leadership structure organized around four global lines of business — Petroleum & Chemical, Buildings & Infrastructure, Aerospace & Technology, and Industrial. Each line of business is led by a president with extensive industry experience, reflecting the deep bench strength in our executive management team;

•

During the second quarter of fiscal 2015, we commenced a series of initiatives intended to improve operational efficiency, reduce costs, and better position our Company to drive profitable growth of the business in the future. Specifically the company initiated a critical restructuring effort that is estimated to save approximately $150 million to $180 million long term, creating a stronger more cost-effective organization, which will support our objectives to achieve profitable growth in the future. The savings generated are helping to mitigate certain headwinds that are being seen in some of our end markets.

•

The Company also continued to deliver strong cash flow, which allowed us to repurchase $422 million of our shares. This was accomplished while holding our net debt level to $137 million at 2015 year-end, a limited increase from our 2014 year-end net debt level of $68 million.

Despite these achievements, our financial performance did not meet the challenging targets our Board established at the beginning of fiscal 2015. Consistent with our pay-for-performance philosophy, payouts under our annual cash incentive plan and long-term equity plan were accordingly below target as discussed below:

•	Annual cash incentive payments to our eligible NEOs were 32% of salary for 2015. This reflects an improvement over 2014 when annual cash incentives paid were only 16% of salary.

•

Equity payouts to our NEOs for fiscal 2015 were approximately 56% of the target payout on the Net Earnings Growth Performance Share Units (“Net Earnings Growth PSUs”) issued in fiscal 2012, and there were no payouts on the Total Shareholder Return Performance Share Units (“Total Shareholder Return PSUs”) issued in fiscal 2012 as a result of our relative total shareholder return (“TSR”) falling below the 30th percentile in our industry peer group.

Successful Transition Planning

In August 2015, Mr. Steven J. Demetriou started as our new President and CEO, bringing international business perspective and more than 30 years in leadership and senior management roles to build on Jacobs’ strong foundations and lead the Company forward. Mr. Noel Watson, our Chairman of the Board, acted as our principal executive officer during the transition period following the retirement of Mr. Craig L. Martin from his role as President and CEO in December 2014.

In January 2015, Mr. Kevin C. Berryman was appointed as Executive Vice President and CFO following the retirement of Mr. John W. Prosser, Jr. As a result of implementing a new global leadership structure in October 2015 (after the close of the fiscal year), Mr. Santo Rizzuto is no longer an executive officer and will be leaving the Company at the end of calendar year 2015.

Please see “— Transition Arrangements” for a discussion of certain compensation arrangements with each of these individuals.

Our Executive Compensation Philosophy

Our vision is to provide superior customer value through a long-term, relationship-based approach and solid returns to our shareholders through growth. The Compensation Committee has a compensation philosophy that drives this vision by attracting and retaining highly qualified employees and motivating them to deliver value to our customers and shareholders. Accordingly, our executive compensation program is intended to:

•	Reward executives for superior annual Company performance through a short-term cash incentive program that places a substantial component of pay at risk;

•	Retain senior management through the use of long-term equity-based and other incentives; and

•	Encourage executives to have an equity stake in the Company.

Our Executive Compensation Program and Practices

The key components and associated purposes of our compensation program are as follows:

•	Base Salary — Provides the security of a competitive fixed cash payment for services rendered.

•	Short-Term Incentives — Motivate superior annual performance by tying payout to achievement against pre-established goals.

•	Long-Term Equity Incentives — Retain executives and motivate them to build shareholder value over the life of the grants.

We are committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our shareholders. Below is a summary of best practices that we have implemented and practices we avoid with respect to the compensation of our NEOs because we believe they are not in the best interests of our Company or our shareholders.

WHAT WE DO	WHAT WE DO NOT DO

Pay for Performance — A significant majority of our executives’ target compensation is performance based and tied to pre-established performance goals aligned with our short- and long-term objectives.	No Gross Ups — We do not have tax reimbursements or gross-ups (other than for tax equalization for expatriates or normal relocation expenses).

Compensation Recoupment Policies — We have a clawback policy that applies when inaccurate financial statements have affected incentive award payments to executive officers. This policy is further described under “— Clawback Policy” below.	No Pension Plans or Special Retirement Programs for Executive Officers — We do not have a pension plan or supplemental retirement plan for executive officers.

Stock Ownership Guidelines — Our Board has established robust stock ownership guidelines applicable to our Board members and executives as described under “— Stock Ownership Guidelines” below.	No Perquisites — We do not offer executive perquisites such as personal use of airplanes, Company-provided autos or auto allowances (except for expatriates) or payment of club dues.

Thorough Compensation Benchmarking — The Compensation Committee reviews publicly available information to evaluate how our NEOs’ compensation compares to that of executives in comparable positions at other companies as described under “— Assessing Compensation Competitiveness” below.	No Speculative Trading — Board members and executive officers are prohibited from short-selling our stock and buying or selling puts and calls of our stock.

Independent Compensation Consultant — The Compensation Committee benefits from its use of an independent compensation consulting firm, which provides no other services to the Company.	No Hedging — Board members and executive officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning our stock.

Annual Pay for Performance Review — With the help of its independent compensation consultant, the Compensation Committee annually analyzes the difficulty of meeting our performance goals and the alignment of realizable pay and performance to ensure that our incentive programs are working as intended.	No Use of Jacobs Stock as Collateral for Margin Loans — Board members and executive officers are prohibited from using our stock as collateral for any margin loan as described under “— Company Policy on Hedging or Pledge of Stock”.

Our Compensation Program Emphasizes Long-Term Incentives

Performance-based equity continues to represent the majority of the total direct compensation earned by our CEO and other NEOs. Total direct compensation refers to base salary, short-term incentive compensation (measured by expected bonus opportunity for the fiscal year) and long-term equity incentive compensation.

The following charts illustrate the potential total direct compensation that can be earned in fiscal 2016 by our CEO and other NEOs and demonstrate our current compensation program’s balanced approach. We believe this prospective information provides a more meaningful perspective on our compensation program than fiscal 2015 information in light of the management transitions that occurred during the year. Information about fiscal 2015 compensation is provided under “— Compensation Elements” below.

Shareholder Engagement and Say-on-Pay

Over 94% of shares voted during each of our last four annual shareholder meetings were in favor of the advisory resolution concerning the compensation of our NEOs. In addition, during fiscal 2015, the Chair of the Compensation Committee and our Senior Vice President, Global Human Resources, met with over ten of the Company’s top shareholders to discuss the Company’s executive compensation program and solicit their input with respect to that program. The Compensation Committee carefully considered that input and the voting results from the recent shareholder meetings and decided to continue with the same overall compensation program for fiscal 2016 with certain modifications discussed under “— Modifications to Compensation Program” immediately below.

Modifications to Compensation Program

Change in Equity Cycle

Prior to fiscal 2015, equity grants to senior management were typically approved by the Compensation Committee in May or June of each year. In an effort to better align that grant cycle with the Company’s fiscal year (which ends around September 30), the Compensation Committee decided to make annual grants in November of each year starting in fiscal 2016. As part of the transition to this new award cycle, the Compensation Committee awarded options and Net Earnings Growth PSUs in June 2015 but deferred other awards until its meeting in November 2015. To account for the transition in award cycles, the June 2015 equity award was approximately half the value of a full-year award.

Other Changes in Equity Compensation

In keeping with the change in equity grant cycle described immediately above, in November 2015, the Compensation Committee approved fiscal 2016 awards of options, performance share units (“PSUs”) and restricted stock. The PSUs awarded in November 2015 were Total Shareholder Return PSUs and Earnings Per Share Performance Share Units (“Earnings Per Share PSUs”). Changes also occurred in the mix of equity awards granted. In prior years, 60% of equity awards were PSUs and 40% were options. Beginning in fiscal 2016, 60% of the equity awards continued to be PSUs, while options were reduced to 20% and time-vested restricted stock was introduced as 20% of the equity award amount. Further information regarding these awards will be provided in the Proxy Statement relating to the 2017 Annual Meeting.

Short-Term Incentive Program Changes

The existing short-term incentive plan was redesigned for fiscal 2016. Rather than relying on one corporate profit-sharing pool to determine the amount and level of award, the focus of the new Management Incentive Plan (the “Management Incentive Plan”), which replaced the Company’s Incentive Bonus Plan, is to reinforce our commitment to profitable growth and effective cash management, with specific measures and targets assigned to each participant based on their respective role in the organization. Select officers and managers of the Company are eligible to participate in the new Management Incentive Plan, and the Chief Executive Officer automatically participates.

Consistent with the new leadership structure organized around four lines of business, goals under the Management Incentive Plan will be defined at the corporate and business unit level. For 2016, for example, half of each business unit manager’s opportunity will be tied to the financial goals defined for his or her unit. This focus is expected to reinforce the direct link between each manager’s contribution to the Company’s success and his or her compensation. The remaining half of each manager’s opportunity will be tied to Company-wide goals to ensure managers and employees support one another across business unit lines to drive Jacobs’ overall results. Further information regarding the Management Incentive Plan and the awards granted thereunder will be provided in the Proxy Statement relating to the 2017 Annual Meeting.

The Compensation Decision Process

The Compensation Committee directly retains the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee currently engages the services of Frederic W. Cook & Co., Inc. (the “Independent Consultant”), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s compensation programs. The Independent Consultant performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. The Compensation Committee has assessed the independence of the Independent Consultant pursuant to the rules of the SEC and the NYSE and concluded that the Independent Consultant is independent and no conflict of interest exists with respect to the services provided by the Independent Consultant to the Compensation Committee.

During their respective tenures, our principal executive officers worked with the Compensation Committee to help ensure that the design of executive compensation is conservative, competitive, ethical, and aligned with the Company’s values. Each also regularly reviewed the compensation of the most highly compensated employees across the Company, excluding himself, to help ensure consistency of compensation, and provide information and make recommendations regarding these other executives. Compensation decisions for the NEOs (other than our principal executive officers) for fiscal 2015 were made by the Compensation Committee after consultation with the then current principal executive officer. Decisions with respect to current and former principal executive officer pay were approved by the full Board, upon recommendation from the Compensation Committee.

Assessing Compensation Competitiveness

The Compensation Committee, with the help of the Independent Consultant, annually compares each element of compensation to that of an industry peer group. For fiscal 2015, as part of its annual review, the Compensation Committee determined that the criteria for consideration for inclusion in the peer group should continue to include (1) construction and engineering firms that are direct competitors with the Company for business and executive management talent or (2) companies that provide consulting or technical services to government and large commercial clients. In addition, to be included, a company would need to be generally within one-third to three times the size of the Company in terms of revenue and market capitalization at the time of their original selection.

Similar to prior years, in order to assess compensation competitiveness compared to the peer group, the Independent Consultant utilized comparative data disclosed in publicly available proxy statements, other documents filed with the SEC, and data from a comprehensive database of pay information developed by Towers Watson regarding the industry specific and general industry group in which the Company competes for talent.

The following chart shows the industry peer group used for benchmarking in fiscal 2015, including relevant size and performance data to illustrate the Company’s relative position. The Company is at the 58th percentile measured by revenue, the 67th percentile measured by net income, the 83rd percentile measured by number of employees, and the 50th percentile measured by market capitalization.

Most Recently Available Four Quarters ($M)						Market Capitalization as of 9/30/15 ($M)
Revenues		Net Income		Employees
Northrop Grumman	$23,940	Raytheon	$2,085	Computer Sciences	70,000	Raytheon	$33,166
Raytheon	$23,062	Northrop Grumman	$2,037	Northrop Grumman	64,300	Northrop Grumman	$31,098
Fluor	$19,199	Fluor	$678	Jacobs	64,000	Computer Sciences	$8,491
AECOM Tech	$15,829	Chicago Bridge & Iron	$614	Raytheon	61,000	L-3 Communications	$8,396
Chicago Bridge & Iron	$13,085	Jacobs	$359	Chicago Bridge & Iron	54,400	Fluor	$6,138
Jacobs	$12,216	Quanta Services	$261	L-3 Communications	45,000	Quanta Services	$4,943
Computer Sciences	$11,697	Leidos	$171	AECOM Tech	43,300	Jacobs	$4,634
L-3 Communications	$11,531	EMCOR	$164	Fluor	37,508	Chicago Bridge & Iron	$4,221
Quanta Services	$8,011	L-3 Communications	$129	EMCOR	27,000	AECOM Tech	$4,153
EMCOR	$6,656	Computer Sciences	$6	CH2M Hill	25,000	Leidos	$2,977
KBR	$5,891	AECOM Tech	($92)	KBR	25,000	EMCOR	$2,779
CH2M Hill	$5,320	CH2M Hill	($147)	Quanta Services	24,600	KBR	$2,405
Leidos	$4,974	KBR	($1,105)	Leidos	19,000	CH2M Hill	$1,387	*

75th Percentile	$16,671		$630		56,050		$8,420
Median	$11,614		$167		40,404		$4,582
25th Percentile	$6,465		($18)		25,000		$2,927
Jacobs Percentile**	58%		67%		83%		50%

*	CH2M Hill’s equity is not publicly traded. Represents internal company valuation as of 2/28/15.
**	Percentile rank calculation includes Jacobs.

Source: Standard & Poor’s Capital IQ.

Compensation Elements

During fiscal 2015, the Compensation Committee utilized findings by the Independent Consultant to determine that the Company’s executive compensation program continued to be both reasonable in relation to competitive pay levels and appropriate in supporting business objectives and a positive performance-based culture.

As part of the review process supporting determination of fiscal 2015 compensation, the Compensation Committee reviewed data with respect to the position of the Company’s fiscal 2015 compensation program for its NEOs against the industry peer group and survey data described above. In addition, in order to evaluate the value of compensation and benefits received by the NEOs, the Compensation Committee’s evaluation took into account the aggregate equity holdings of each NEO. This review indicated that each of our NEO’s total direct compensation was within the ranges offered by industry peers and was commensurate with the Company’s relative scope and complexity versus the peer group. With respect to Mr. Demetriou, and after review with the Independent Consultant, the Committee determined that the CEO’s total direct compensation was at the 55th percentile when compared to the peer group and industry survey data. Regarding Mr. Berryman, after review with the Independent Consultant, the Committee determined that the CFO’s total direct compensation was at the 50th percentile when compared to the peer group and industry survey data.

Base Salary

In setting the base salaries of our NEOs, the Compensation Committee utilizes information provided by its Independent Consultant to determine the competitiveness of base salaries compared to the industry peer group and market survey data.

The Compensation Committee also considers the fact that the Company continues to provide fewer ancillary benefits and other perquisites as compared to the Company’s industry peer group. This stems from the Compensation Committee’s belief that focusing on the three core elements of compensation (base salary and short- and long-term incentive compensation) results in a more transparent and easier-to-administer pay system, and is more consistent with the Company’s culture.

For example, the Company’s currently available retirement program in the U.S. consists solely of a tax-qualified 401(k) plan, with matching contributions, and a non-qualified salary deferral plan that provides non-enhanced market returns. More than half of the industry peer group provides additional retirement programs. Similarly, while most of the industry peer group provides some form of auto benefits, aircraft benefits, and/or club dues benefits, the Company provides none (except for an auto allowance as part of an expatriate expense allowance).

The value of these additional benefits provided by industry peer group companies is significant. Excluding relocation and expatriate expenses for international assignments, the average total annual reported cost of added benefits by industry peer group companies is approximately $721,300 and the median is approximately $121,000, in each case per NEO. The Company’s average and median levels are $38,306 and $7,950 per NEO, respectively. Consistent with this approach, base pay levels for our NEOs have generally been higher than the median. The values noted for the peer companies in this paragraph are from the Summary Compensation Tables in their respective recent proxy filings under the columns for “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation.”

After considering market data from our peer group and from other market survey information, the Compensation Committee determined that Mr. Demetriou’s starting base salary for fiscal 2015 would be $1,300,000 and Mr. Berryman’s would be $750,000. In both cases, their respective salaries are at the 65th percentile when compared to similar positions among peers. In light of the Company’s financial performance, the Compensation Committee decided not to increase the salaries of the other NEOs during fiscal 2015.

Short-Term Incentives

For fiscal 2015, select officers and managers of the Company, including the NEOs other than Mr. Watson, were eligible to participate in the Incentive Bonus Plan (the “Bonus Plan”), which covered over 540 employees as of the date of this Proxy Statement. As described under “— Modifications to Compensation Program — Short-Term Incentive Program Changes” above, the short-term incentive plan was redesigned for fiscal 2016. There are several key differences between the Bonus Plan that was in effect during fiscal 2015 and typical bonus plans for senior executives at other companies:

•	No bonuses were payable unless the Company generated a minimum return on equity; and the size of the bonus pool increased as the return in excess of the minimum increases;

•

Because an acceptable return on equity was a precondition to any bonus award, the “target bonus” percentage for a senior executive was not set at a percentage of base salary based on general market data. Instead, the potential bonus was derived from forecasted earnings for the year and the Bonus Plan participants received a portion of those earnings above the minimum return; and

•

The bonus pool payout mechanism reinforced the Company’s focus on growing the Company as a whole by minimizing bonus distinctions among persons at similar levels of responsibility. Generally, senior management, other than the CEO, had the same bonus sharing percentage (as a percentage of base pay) and were eligible for bonus opportunity of generally 100%, 80%, 60%, 40% or 20%.

The Bonus Plan was funded through a bonus pool that was based on the degree to which the Company’s consolidated pre-tax, pre-bonus earnings (“Earnings”) exceeded a threshold earning amount. Specifically, within 90 days after the beginning of the fiscal year, the Compensation Committee approved a specific percentage called the “Hurdle Rate.” This Hurdle Rate was then multiplied by the Company’s consolidated shareholders’ equity in its mid-year financial statements, resulting in an Earnings floor (“Floor”). No amount was accrued into the bonus pool unless and until Earnings exceeded the Floor. When Earnings exceed the Floor, a portion of the excess was set aside to fund the bonus pool pursuant to an accrual rate approved by the Compensation Committee. As seen below, the accrual rate has been 15% to 20% for the last five years.

In addition to the first accrual rate, the Compensation Committee also established a secondary, higher accrual rate that applied to Earnings that exceeded the Floor by a specified amount. Generally, the higher accrual rate was triggered when Earnings were twice the Floor. As seen below, the higher accrual rate has been 30% or 33% for the last five years.

As may be seen from this description, a critical component of the Bonus Plan was the yearly determination of the Hurdle Rate, which established the Floor—the amount of Earnings the Company must earn before any bonus was payable. As in prior years, the Compensation Committee’s determination for fiscal 2015 of the Hurdle Rate focused on what it considered a reasonable base pre-tax, pre-bonus return on equity, taking into account economic and market conditions and the fact that the Bonus Plan was the funding vehicle for bonuses for the Company. These factors have led the Compensation Committee to historically choose Hurdle Rates that avoid extremely high payouts, even in exceptionally good years, and to provide for some payouts in years that were expected to be challenging, provided the Hurdle Rate return was met.

The table below shows the Hurdle Rates and accrual rates set for the past five years.

	2011	2012	2013	2014	2015
Return on equity (Hurdle Rate) before any Bonus Plan funding	12%	10%	10%	10%	10%
Accrual rate with respect to Earnings above Floor (Hurdle Rate times stockholders’ equity)	15%	20%	20%	20%	20%
Higher Hurdle Rate that must be met before higher sharing ratio applies	16.8%	20%	20%	20%	16%
Accrual rate with respect to Earnings in excess of Floor using higher Hurdle Rate (higher Hurdle Rate times shareholders equity)	33%	30%	30%	30%	30%

At the end of the fiscal year and after the bonus pool has been determined, a portion of the bonus pool was set aside to fund bonus payments to non-Bonus Plan participants. In fiscal 2015, 20% of the bonus pool was used to fund discretionary awards to non-Bonus Plan participants. Individuals who receive “discretionary” bonuses from these funds were employees who had been recommended by senior management for recognition of exemplary performance during the fiscal year.

Finally, the portion of the bonus pool remaining after the allocation to non-Bonus Plan participants was distributed among the Bonus Plan participants using the weighting formula described in the next paragraph. The Bonus Plan provides that, as to each participant, amounts in excess of 50% of the bonus amount produced by this formula can be allocated on a discretionary basis; however, for the past five years, the pool has been allocated entirely by this weighting formula.

The weighting mechanism takes each participant’s salary for the year and multiplies it by a factor ranging from 0.5 to 6.0. A participant’s share of the bonus pool was then equal to the percentage that his or her weighted salary bears to the total weighted salaries of all participants. So, for example, a participant whose salary was weighted by a factor of four will receive a bonus percentage that was four times more than the percentage of a participant with the same salary and a weighting factor of one. The salary of the CEO received a weighting factor of six and the other NEOs who participated in the Bonus Plan all received a weighting factor of five.

In light of Mr. Demetriou starting as our CEO near the end of our fiscal year, it was determined that he would first be eligible to participate in the Bonus Plan starting in fiscal 2016. Mr. Berryman started with the

Company shortly after the beginning of our second fiscal quarter and, accordingly, the Compensation Committee awarded him a bonus payout pro-rated at 75% of the bonus that would have been payable to him if he had been employed for the entire year.

The projected and actual Bonus Plan awards to the NEOs for fiscal 2015 were as follows:

	2015 Projected Award**	2015 Actual Award
Named Executive Officer*
Kevin C. Berryman	$585,000	$174,816
Joseph G. Mandel	$728,000	$224,604
Santo Rizzuto	$696,800	$214,978
Philip J. Stassi	$650,000	$200,540
Craig L. Martin	$312,500	$129,580
George A. Kunberger	$769,600	$237,444

*	Messrs. Watson, Prosser and Demetriou are not shown. Messrs. Watson and Prosser were not eligible to receive an award under this plan. Mr. Demetriou began employment in the last quarter of the fiscal year; he will be eligible to participate in the fiscal 2016 Management Incentive Plan.
**	Based on internal plan at the start of the year.

The following chart lists the bonus pool sharing and award levels for the CEO and NEOs over the past five fiscal years:

	2011	2012	2013	2014	2015
Actual pre-tax pre-bonus return on average equity	17.8%	18.0%	17.8%	12.3%	12.2%
Pool in millions	$43.1	$56.4	$62.3	$13.6	$19.2
Actual incentive—percent of base pay—CEO	53.2%	115.5%	116.6%	20.3%	N/A *
Actual incentive—percent of base pay—Other NEOs	53.2%	96.2%	97.2%	16.9%	32%

*	Mr. Demetriou was not eligible for the fiscal 2015 bonus; he will first be eligible under the fiscal 2016 Management Incentive Plan.

The payment of bonuses in fiscal 2015 to the participating NEOs was conditioned upon the Company achieving a performance goal of $100 million of net earnings in order to be fully deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code. Once this goal is met, the participating NEOs become entitled to receive a bonus payment equal to twice their base salary, subject to the complete discretion of the Compensation Committee to reduce the bonus payment to a lesser amount. This performance goal was met during fiscal 2015 and the Compensation Committee exercised its discretion to compute the actual bonus payout to the participating NEOs in accordance with the methodology described above.

Equity-Based Compensation

The Compensation Committee believes that long-term equity incentives should comprise the majority of compensation for the Company’s senior management. In deciding upon the design and magnitude of long-term incentives, the Compensation Committee is guided by several factors: (1) alignment with shareholder value; (2) ease of understanding by participants; and (3) retentiveness. In applying these criteria, the Compensation Committee takes into account market data, information and recommendations from its Independent Consultant, and information provided by management, including recommendations by the CEO with respect to the magnitude of equity incentives for executive officers other than himself. Other than off-cycle awards for new hires, promotions or retention grants, the Compensation Committee historically has awarded equity incentives in May or June of each year. This year, as described below under “— 2015 Equity Awards”, annual equity incentives were awarded at a meeting of the Compensation Committee held on June 8, 2015.

2015 Equity Awards

The fiscal 2015 grants were made by the Compensation Committee after its consideration of what the Compensation Committee believed to be best practices, competitive market data, results of the successful say-on-pay votes, and discussions with shareholders.

The PSUs are performance-based restricted stock units that are earned over a three-year performance period if the specified performance metrics are met. The Compensation Committee historically has used two different performance metrics, which are equally weighted and correlate executive performance with increases in shareholder value. Half of the PSUs vest based on the Company’s TSR compared to that of its industry peer group (described below) over a three-year period (the “TSR Based Award”). The other half of the PSUs vest based on the Company’s net earnings growth over a three-year period (starting on the first day of the third quarter of fiscal 2015 and ending on the last day of the second quarter of fiscal 2018 (the “Net Earnings Based Award”)).

For the TSR Based Award, the number of restricted stock units to be issued on the maturity date is equal to the target number of restricted stock units multiplied by a TSR Performance Multiplier. TSR is a measure of the Company’s share price appreciation, taking into account reinvestment of any dividends paid during the performance period. The TSR Performance Multiplier is calculated based upon the Company’s TSR over a three-year period immediately following the TSR Performance Period when ranked against the TSR of other companies in the industry peer group over the same period based on the following chart:

Company TSR Rank	TSR Performance Multiplier
Below 30th percentile	0%
30th percentile	50%
50th percentile	100%
70th percentile	150%

The TSR Performance Multiplier will be determined by linear interpolation for percentile rankings other than those listed in the chart.

As noted in “— Modifications to Compensation Program,” above, the TSR Based Award portion of the 2015 equity grant was not awarded in the May/June timeframe, while the Net Earnings Based Award portion and options were awarded during that timeframe. This was done to transition the annual grant cycle to align to the fiscal year.

For the Net Earnings Based Awards issued in fiscal 2015, the number of restricted stock units to be issued on the maturity date of June 8, 2018 is based on the Company’s net earnings growth over three fiscal periods, consisting of (1) the period from the third quarter of fiscal 2015 through the second quarter of fiscal 2016, (2) the period from the third quarter of fiscal 2015 through the second quarter of fiscal 2017, and (3) the period from the third quarter of fiscal 2015 through the second quarter of fiscal 2018. For the first fiscal period, one-third of the target number of restricted stock units is multiplied by a Net Earnings Growth Performance Multiplier for that period. For the second fiscal period, two-thirds of the target number of restricted stock units is multiplied by a Net Earnings Growth Performance Multiplier for that period, and the number of additional shares to be awarded (if any) is determined by subtracting any shares earned in the first fiscal period. For the third fiscal period, the target number of restricted stock units is multiplied by a Net Earnings Growth Performance Multiplier for that period and the number of additional shares to be awarded (if any) is determined by subtracting any shares earned in the previous two fiscal periods. The Net Earnings Growth Performance Multiplier is determined by reference to the following table based upon the average growth in the Company’s net earnings over the relevant fiscal periods:

Average Net Earnings Growth	Net Earnings Growth Performance Multiplier
Less than 5%	0%
5%	50%
10%	100%
15%	150%
20% or greater	200%

For example, if the target number of shares of restricted stock to be issued as a Net Earnings Based Award is 50,000 and the Company’s average net earnings growth over each of the three fiscal periods is 15%, then 75,000 restricted stock units would vest on the Maturity Date. This amount is calculated by adding the result for the first fiscal period (50,000 x 1/3 x 150% = 25,000), the result for the second fiscal period (50,000 x 2/3 x 150% – 25,000 = 25,000), and the result for the third fiscal period (50,000 x 150% – 25,000 – 25,000 = 25,000).

The Net Earnings Growth Performance Multiplier will be determined by linear interpolation for growth rates other than those listed in the chart.

“Net Earnings” for any fiscal period means the net earnings attributable to the Company as reported in its consolidated financial statements for such period determined in accordance with accounting principles generally accepted in the United States (“GAAP”) (A) as may be adjusted to eliminate the effects of (i) costs associated with restructuring activities, as determined in accordance with GAAP, regardless of whether the Company discloses publicly the amount of such restructuring costs or the fact that the Company engaged in restructuring activities during the periods restructuring costs were incurred; and (ii) gains or losses associated with discontinued operations, as determined in accordance with GAAP, but limited to the first reporting period an operation is determined to be discontinued and all subsequent periods (i.e., there will be no retroactive application of this adjustment); and (B) as adjusted for all gains or losses associated with events or transactions that the HR&C Committee has made a finding are unusual in nature, infrequently occurring and otherwise not indicative of the Company’s normal operations, and therefore, not indicative of the underlying Company performance. For these purposes, such events or transactions could include: (i) settlements of claims and litigation; (ii) disposals of operations including a disposition of a significant amount of the Company’s assets; (iii) losses on sales of investments; and (iv) changes in laws and/or regulations.

To determine the dollar value of awards to be granted the NEOs and consistent with its prior process for determining the magnitude of awards, the Compensation Committee examined data with respect to grant values at the 25th, 50th, and, 75th percentiles among industry peer group companies. It also considered the size of the awards previously granted to the NEOs, which reflected the Compensation Committee’s previous evaluation of the magnitude of awards considered necessary in order to align with competitive levels. The determination of award levels in fiscal 2015 also took into account the Compensation Committee’s review of the CEO’s performance and that of the other NEOs (and the CEO’s recommendations with respect to the other NEOs), as well as the Company’s overall performance in what continues to be challenging economic circumstances.

As noted above in “— Modifications to Compensation Program — Change in Equity Cycle” above, prior to fiscal 2015, equity grants to senior management were typically approved by the Compensation Committee in May or June of each year. In an effort to better align that grant cycle with the Company’s fiscal year (which ends around September 30), the Compensation Committee decided to make annual grants in November of each year starting in fiscal 2016. As part of the transition to this new award cycle, the Compensation Committee awarded Net Earnings Growth PSUs in June 2015 as well as options but deferred awards of other PSUs until November 2015. The Compensation Committee also granted awards in connection with the management transitions that occurred during fiscal 2015 as described under “— Transition Arrangements” below.

A summary of the equity awards granted in fiscal 2015 is provided below:

Named Executive Officer	Grant Date (1)	Stock Options	Performance Share Units (2)	Restricted Stock (3)
Steven J. Demetriou	8/17/2015	102,259	16,065	98,228

Kevin C. Berryman	12/30/2014	49,000	16,000	116,254
	5/28/2015	17,000
	6/8/2015		9,500

Joseph G. Mandel	12/19/2014	25,000
	5/28/2015	17,000
	6/8/2015		9,500

Santo Rizzuto	12/19/2014	25,000
	5/28/2015	17,000
	6/8/2015		9,500

Philip J. Stassi	12/19/2014	25,000
	5/28/2015	17,000
	6/8/2015		9,500

George A. Kunberger	12/19/2014	25,000
	5/28/2015	17,000
	6/8/2015		9,500

(1)	Messrs. Berryman, Mandel, Rizzuto, Stassi and Kunberger received 25,000 options as part of a transition award December 2014 for retention during the CEO transition, and to provide on-going stability and leadership to the Company. Mr Berryman also received a 2014 Equity Award for Executive Vice Presidents in the amount of 24,000 options, to align his equity stake with other NEOs. Both the Transition Award for the EVPs and Mr. Berryman’s on-hire package are discussed under “— Transition Arrangements.”
(2)	Represents the target payout shares as described in “Executive Compensation — 2015 Grants of Plan Based Awards” below. Note that for all recipients except Mr. Demetriou, only Net Earnings Growth PSUs were granted on June 8, 2015, while awards of other PSUs were deferred until November 2015. Mr. Demetriou received PSUs on his start date.
(3)	Represents the time-vested restricted stock granted under the Stock Incentive Plan.

In addition, Mr. Martin received 130,400 shares related to grants of 2013 and 2014 TSR Based Award and Net Earning Based Award pursuant to the Transition Agreement with Mr. Martin, which is discussed under “— Transition Arrangements — Transition Agreement with Mr. Martin” below. Mr. Watson received an award for an amount in cash equivalent to the value 130,000 shares as compensation for his service as principal executive officer during the search for a new CEO. This award is discussed under “— Transition Arrangements — Agreement with Mr. Watson”, “Executive Compensation — Summary Compensation Table” and “Executive Compensation — Grants of Plan Based Awards” below.

Grant Process

As in previous years, the exercise price of stock option grants was set at 100% of the closing market price of a share of the Company’s common stock on the date the Compensation Committee met and determined the grants. New hire awards and relocation and retention grants made to executive officers at other times are determined at the closest pre-established meeting date of the Compensation Committee. Additionally, the Compensation Committee has delegated certain limited authority to the principal executive officer to make equity grants in accordance with the rules established by the Compensation Committee for non-executive officers throughout the year. As soon as administratively practicable after a new hire, promotion, or retention warrants an equity grant, the principal executive officer reviews and approves the award. All awards are granted on the date the principal executive officer takes action and, if in the form of stock options, awards are priced based upon the closing market price of a share of common stock on that date. The Compensation Committee periodically receives reports of the principal executive officer’s actions. In fiscal 2015, no awards were made on a date other than when the Compensation Committee met or on the date the principal executive officer approved an award.

Other Benefits and Policies

Benefits Programs

With the exception of its executive deferral plans, which are generally available to most of the Company’s senior management, and certain expatriate arrangements, the Company provides executives with the same benefit plans offered to staff employees. During fiscal 2015, the CEOs and other NEOs (other than Mr. Watson) were eligible to participate in the Company’s 401(k) plan. The plan provides maximum contributions within legal guidelines and a match equal to 50% of the first 6% of eligible pay (currently $265,000). This is the same plan the Company offers to all full-time employees in the United States. None of the NEOs participated in any defined benefit retirement or supplemental retirement benefit plan.

The Company has qualified employee stock purchase plans in which all employees meeting certain minimum eligibility requirements in certain countries are eligible to participate. The Company adopted a safe-harbor plan design in 2006 that provides for a 5% discount from the closing price of a share of common stock at the end of each purchase period. The safe-harbor plan results in no accounting cost to the Company. Several executive officers participate in the employee stock purchase plans. The employee stock purchase plans offered by the Company are open to most employees in North America, South America, Asia and Europe.

Select employees, including NEOs, meeting certain compensation minimums may elect to participate in the Company’s executive deferral plans (“EDPs”) whereby a portion of salary and bonus is deferred and paid to the employee at some future date. The EDPs are nonqualified deferred compensation programs that provide benefits payable to directors, officers, and certain key employees or their designated beneficiaries at specified future dates, upon retirement, or death. Participant contributions are credited with earnings and losses based upon the actual experience of the investments selected by participants, except in the case of certain EDPs that no longer accept participant deferrals. See “Executive Compensation — Nonqualified Deferred Compensation” below for further description of the EDPs.

Perquisites

Our NEOs (except for Mr. Watson) are eligible to participate in the same benefits as those offered to staff employees and, except for requirements unique to expatriate assignments and relocation benefits, generally have no special executive perquisites. The terms and conditions of each expatriate assignment are determined utilizing data provided by outside consultants. The assignment package is designed to cover the cost of relocation, housing, and the differential in the cost of goods and services in the host country. The Company also provides expatriates with tax equalization and compensation for hardship conditions.

During fiscal 2014, Mr. Rizzuto was relocated to the United States. The components of the relocation arrangement for Mr. Rizzuto, which was approved by the Compensation Committee, were within the standard guidelines and practices applied to a typical employee relocating internationally. The relocation costs for fiscal 2014 were $78,759. The balance of his relocation costs ($33,338) are reported as compensation for fiscal 2015. The overall relocation cost covers immigration, household goods shipment, interim housing, interim auto rental, resettlement allowance, home purchase assistance, one-year tax preparation services, and tax equalization.

Payments Upon Termination or Change in Control

Pursuant to Mr. Demetriou’s offer letter, upon a termination by the Company without “cause” or Mr. Demetriou’s resignation for “good reason,” in each case, during his first two years of employment,

Mr. Demetriou is entitled to receive a lump-sum payment equal to 12 months of base salary and his target annual bonus. Mr. Demetriou’s rights to receive severance payments cease after the second anniversary of his start date. If Mr. Demetriou is terminated by the Company without “cause” or Mr. Demetriou resigns for “good reason” during his first three years of employment, certain restricted stock units granted to Mr. Demetriou pursuant to his offer letter, to the extent unvested, will become subject to accelerated vesting.

Pursuant to the terms of Mr. Berryman’s offer letter, upon a termination by the Company without “cause” occurring during his first year of employment, Mr. Berryman is entitled to receive a lump-sum payment equal to 12 months of base salary and to retain his sign-on bonus to the extent paid as of that termination date. Mr. Berryman’s rights to receive severance payments cease after the first anniversary of his start date.

The Company is also party to an employment agreement with Mr. Mandel, which was entered into in connection with the completion of a transaction pursuant to which the Company acquired Mr. Mandel’s former employer, pursuant to which he may become entitled to a severance payment equal to 12 months of base salary and the continuation costs of 12 months of COBRA premiums upon a termination by the Company without “cause,” conditioned upon his execution and non-revocation of a general release in favor of the Company.

The only other benefits that NEOs may be entitled to upon termination are a potential payout under the Bonus Plan upon retirement, which is at the Compensation Committee’s discretion, and prorated vesting at retirement of PSU awards granted during fiscal 2014 and thereafter. The terms of our stock options and the PSUs provide for accelerated vesting in the event of death or Disability (as defined in the Company’s 1999 Stock Incentive Plan, as amended and restated to date (the “Stock Incentive Plan”)). The final determination of the payout, if any, with respect to the restricted stock units is generally determined at the end of the three-year performance period as described in more detail below.

In addition to these provisions, the terms of stock options and PSUs provide for potential double trigger equity acceleration upon certain terminations following a Change in Control (as defined in the Stock Incentive Plan). The Company provides for this type of equity acceleration as a means of focusing executive officers on shareholder interests when considering strategic alternatives. These provisions only apply in the event a Change in Control is consummated, the equity is assumed by the acquiror and then only if the employee incurs a Qualifying Termination (as defined in the Stock Incentive Plan), generally a termination by the employee for “good reason” or by the Company other than for “cause” within two years of the Change in Control.

Further explanation of these provisions may be found under “Executive Compensation — Compensation Under Various Termination Scenarios” below.

Transition Arrangements

Offer Letter with Mr. Demetriou

Mr. Demetriou’s offer letter with the Company provides for him to receive an annual base salary of $1,300,000, an annual bonus target of 150% of base salary and a signing bonus comprised of (i) $1,000,000 of stock options which vest in equal installments on each of the first four anniversaries of his start date and (ii) $1,000,000 of restricted stock units which cliff vest on the third anniversary of his start date, in each case, subject to Mr. Demetriou’s continued employment on the relevant vesting date. For more information about Mr. Demetriou’s base salary and bonus, see “— Compensation Elements — Base Salary” and “— Compensation Elements — Short-Term Incentive Compensation”.

In addition, pursuant to his offer letter, Mr. Demetriou received an equity award for fiscal year 2015 having an aggregate grant value equal to $1,066,700 (delivered in the form of 20% stock options, 20% RSUs, and 60% PSUs). The fiscal year 2015 stock options vest in equal installments on each of the first four anniversaries of his start date with the Company, the fiscal year 2015 RSUs cliff vest on the third anniversary of his start date, and the fiscal year 2015 PSUs vest based on the same three year net earnings growth vesting criteria as PSUs generally granted to the Company’s senior executives in June 2015, in each case, subject to Mr. Demetriou’s continued employment on the relevant vesting date. Mr. Demetriou is entitled to receive an equity award for fiscal year 2016 and for future years in which he remains employed, in each case, in an amount and form determined by the Compensation Committee, provided that the grant value of the fiscal year 2016 equity award shall be $6,400,000.

To make Mr. Demetriou whole for compensation he forfeited from his prior employer, he also received (i) a cash payment of $5,650,000 which must be repaid to the Company if Mr. Demetriou resigns without “good reason” or is terminated for “cause” prior to the second anniversary of his start date and (ii) a grant of RSUs with a grant value of $2,700,000, which vest in equal installments on each of the first three anniversaries of his start date, subject to Mr. Demetriou’s continued employment on the relevant vesting date and to accelerated vesting if Mr. Demetriou resigns with “good reason” or is terminated other than for “cause” prior to the third anniversary of his start date.

Mr. Demetriou is entitled to severance benefits under certain circumstances if his employment terminates in the first three years after his start date. See “— Compensation Elements — Other Benefits and Policies — Payments Upon Termination or Change in Control.”

The Company also agreed in the offer letter to provide Mr. Demetriou with relocation assistance, including home purchase assistance, movement of household goods and temporary lodging, if he relocates within one year of his start date.

Offer Letter with Mr. Berryman

Mr. Berryman’s offer letter with the Company provides for him to receive a base salary of $750,000 and an annual bonus opportunity equal to 104% of base salary. For more information about Mr. Berryman’s base salary and bonus, see “— Compensation Elements — Base Salary” and “— Compensation Elements — Short-Term Incentives.”

In addition, pursuant to his offer letter, Mr. Berryman became entitled to receive a $2,000,000 signing bonus, $1,500,000 of which was paid shortly after his start date and $500,000 of which is payable within 30 days after the first anniversary of his start date. If Mr. Berryman (i) voluntarily leaves prior to the first anniversary of his start date, he is not entitled to receive the $500,000, (ii) leaves without “good reason” or is terminated for “cause” within a year following either payment, Mr. Berryman must return such payment to the Company or (iii) is terminated without “cause,” Mr. Berryman is entitled to keep the signing bonus to the extent paid as of his termination date. Mr. Berryman is entitled to severance benefits under certain circumstances if his employment terminates in the first two years after his start date. See “— Compensation Elements — Other Benefits and Policies — Payments Upon Termination or Change in Control.”

To make Mr. Berryman whole for compensation he forfeited from his prior employer, he also received $5,250,000 of restricted stock which vests over three years from the grant date (40% in each of the first and second year and 20% in the third year). To align Mr. Berryman’s equity stake with other NEOs, he also received a 2014 Executive Vice President equity award consisting of (i) 24,000 stock options which vest in four equal installments on each of the first four anniversaries of the grant date and (ii) 8,000 Net Earning Based Awards growth and 8,000 TSR Based Awards, with the PSUs subject to a vesting period ending in May 2017.

The Company also agreed in the offer letter to provide Mr. Berryman with relocation assistance, including home purchase assistance, movement of household goods and temporary lodging, if he relocates within one year of his start date.

Transition Agreement with Mr. Martin

In order to ensure a smooth transition to a new CEO and leverage Mr. Martin’s expertise and relationships with key constituencies, the Company entered into a transition agreement with Mr. Martin in December 2014 pursuant to which Mr. Martin would continue to be employed through December 26, 2015 as a Senior Advisor. Pursuant to the terms of the agreement, Mr. Martin will continue to receive his regular base salary of $1,250,000 through December 26, 2015. In addition, pursuant to the agreement, the Company agreed to make a cash payment, subject to certain conditions, to Mr. Martin equal to $485,754, representing the unpaid portion of the performance bonuses previously earned by Mr. Martin in respect of performance during fiscal year 2013, payable at such time as such unpaid portion would be payable to senior executives of the Company generally.

As additional consideration for Mr. Martin’s services and restrictive covenants in the agreement, he is entitled to receive a 25% pro rata bonus for fiscal 2015, based on actual performance and period of service as CEO in fiscal 2015, payable in the ordinary course, and board placement services in an aggregate amount not to exceed $150,000. In addition, the Company agreed to accelerate the vesting of the PSUs granted to Mr. Martin for fiscal 2013 and fiscal 2014 to the time of his resignation in December 2014 and to vest such awards based at the target number of shares. Mr. Martin continues to vest in his outstanding option, RSU and PSU awards through his December 2015 separation date, at which time all unvested awards will be forfeited in accordance with their original terms.

Agreement with Mr. Watson

The Company entered into an agreement with Mr. Watson pursuant to which Mr. Watson served as principal executive officer while the Company searched for a new CEO. Pursuant to the terms of the agreement, Mr. Watson is entitled to receive a cash amount equal to (i) 130,000 shares of common stock multiplied by (ii) the average closing price of our common stock on the last 20 trading days of calendar year 2015 (such amount is referred to as the “target amount”). This amount is payable in four installments: $1,000,000 on each of April 10, 2015, July 10, 2015 and October 9, 2015, and an amount equal to the excess, if any, of the target amount over $3,000,000 on January 8, 2016. Fees payable to Mr. Watson under his consulting agreement with the Company were suspended through the expiration of such agreement in July 2015 and director fees payable to Mr. Watson are suspended through December 31, 2015.

Arrangement with Mr. Prosser

Mr. Prosser retired as Executive Vice President, Finance and CFO in January 2015 but remains an employee in a non-executive officer capacity. During fiscal 2015, Mr. Prosser continued to receive his regular base salary, at which point he transitioned to a reduced hour schedule which in turn, proportionately reduced his annual base salary. In recognition of Mr. Prosser’s assistance and contributions to the Company during the four months for which he was principal financial officer during fiscal 2015, Mr. Prosser received a discretionary cash transition bonus of $250,000 payable in December 2015.

Arrangement with Mr. Kunberger

Mr. George Kunberger retired as Executive Vice President, Global Sales and Marketing, effective July 31, 2015. Mr. Kunberger continued to be employed in a non-executive officer capacity during fiscal 2015. In recognition of his past service, the Company agreed to provide Mr. Kunberger with limited relocation assistance (movement of household goods and transportation) and to pay to him the $375,000 cash award described under “— Transition Awards Granted to Messrs. Berryman, Mandel, Rizzuto, Stassi and Kunberger” below concurrent with the payment of such award to the other recipients.

Arrangement with Mr. Rizzuto

Mr. Rizzuto, former Executive Vice President, Operations, entered into a Separation Agreement with the Company in connection with his departure from the Company, which was prompted by the Company’s move to a new global leadership structure. Pursuant to that agreement, he is entitled to receive a lump sum payment equal to one year of his base salary within 15 days of his employment termination date of December 31, 2015.

Transition Awards Granted to Messrs. Berryman, Mandel, Rizzuto, Stassi and Kunberger

In fiscal 2015, each of Messrs. Berryman, Mandel, Rizzuto, Stassi and Kunberger received retention awards to ensure ongoing stability and continuity of leadership during the CEO transition. Each individual’s award consisted of: (i) $375,000 in cash payable within 45 days of December 31, 2015, subject to the relevant individual’s continued employment on December 31, 2015, and (ii) options to purchase 25,000 shares of common stock which vest ratably over three years from the grant date. These awards were approved at a meeting of the Compensation Committee on March 26, 2015.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for its executive officers. The Compensation Committee reviews each executive’s holdings with respect to these ownership guidelines each year. As of the end of fiscal 2015, the NEOs who are currently executives with the Company either exceeded their respective guidelines or were within the five-year period from their hire or promotion date at the end of which they are expected to meet the guidelines. See discussion under “Corporate Governance — Stock Ownership Guidelines” for further information.

Company Policy on Hedging or Pledge of Stock

The Company’s trading policies contain stringent restrictions on transactions in Company stock by executive officers and directors. All trades by executive officers and directors must be pre-cleared. The executive officers and directors are prohibited from any trading in puts or calls, from engaging in short sales of Company stock, and from hedging or pledging Company stock or using it as loan collateral or as part of a margin account.

Clawback Policy

The Compensation Committee has approved a clawback policy with respect to incentive awards to executive officers. The Company is authorized to recover a portion of incentive awards paid within three years of a financial statement that is inaccurate due to material noncompliance with any financial reporting requirement under the securities laws. Recovery applies to the extent a lesser amount would have been paid under the restated financial statement.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year, excluding from this limit compensation that qualifies as “performance-based compensation” under Section 162(m). Section 162(m) provides that performance-based compensation that meets the requirements of Section 162(m) is not subject to the deductibility limits described in the preceding sentence. The Company attempts to structure its compensation arrangements to permit deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

Compensation Risk Assessment

As part of its oversight, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. The Compensation Committee also retained the Independent Consultant to conduct a risk assessment of the Company’s compensation policies and practices.

In addition, the Company reviews all of its compensation policies and practices, including the incentives that they create and factors that may affect the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Company’s pay philosophy provides an effective balance in cash and equity mix, short- and longer-term performance periods, financial and non-financial performance, and allows for the Compensation Committee’s discretion. Further, policies to mitigate compensation-related risk include ownership guidelines, vesting periods on equity, insider-trading prohibitions, and independent Compensation Committee oversight.

Based on this review, both for our executive officers and all other employees, the Company and the Independent Consultant concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed and approved this conclusion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned in fiscal 2013, 2014, and 2015 for the Company’s named executive officers (or NEOs).

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non- Equity Incentive Plan Compen- sation ($) (5)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($) (6)	All Other Compen -sation ($) (7)	Total ($)
Steven J. Demetriou(8)	2015	125,000	5,650,000	5,022,034	1,328,068	—	—	7,570	12,132,672
President and Chief Executive Officer

Kevin C. Berryman(8)	2015	544,832	1,500,000	6,239,286	922,213	174,816	—	42,543	9,423,690
Executive Vice President and Chief Financial Officer

Joseph G. Mandel	2015	699,996	—	405,175	591,720	224,604	—	7,950	1,929,445
President, Petroleum and Chemicals	2014	699,996	—	830,820	454,296	118,244	—	7,950	2,111,306

Santo Rizzuto(8)	2015	670,000	—	405,175	591,720	214,978	—	41,288	1,923,161
Former Executive Vice	2014	529,007	—	1,861,402	454,296	109,968	—	91,776	3,046,449
President — Operations		—		—	—	—	—	—	—

Philip J. Stassi(8)	2015	639,423	—	405,175	591,720	200,540	9,964	7,950	1,854,772
President, Buildings and Infrastructure

Noel G. Watson(8)	2015	—	—	5,817,500	—	—	100,168	142,205	6,059,873
Chairman and Former Principal Executive Officer

Craig L. Martin	2015	1,250,000	—	4,586,420	—	129,580	5,852	7,950	5,979,802
Former President and	2014	1,266,827	—	2,667,403	1,798,255	253,380	4,535	7,950	5,998,350
Chief Executive Officer	2013	1,263,221	—	4,482,065	2,448,830	1,457,264	5,728	7,500	9,664,608

George A. Kunberger	2015	744,285	—	405,175	591,720	237,444	—	7,950	1,986,574
Former Executive Vice	2014	754,603	—	830,820	454,296	125,004	—	7,800	2,172,523
President — Global Sales	2013	740,775	—	1,361,640	747,101	706,218	—	7,500	3,563,234

John W. Prosser, Jr.	2015	431,683	250,000	—	—	—	36,380	7,950	726,013
Former Executive Vice	2014	724,990		830,320	454,296	122,466	29,733	7,950	2,169,755
President — Finance	2013	708,650		1,361,640	747,101	688,460	37,550	7,500	3,550,901

(1)	Consists of base salary earned during the fiscal year including any time off with pay and cash-pay-out of accrued time off in excess of the Company’s limit. Mr. Demetriou began employment with the Company on August 17, 2015 with a starting annual salary of $1,300,000. Mr. Berryman began employment with the Company on December 30, 2014 with a starting annual salary of $750,000. In fiscal 2015, each of Messrs. Demetriou and Berryman earned a pro-rata portion of his salary based on his start date.
(2)	For Mr. Demetriou, the $5,650,000 bonus consists of an on-hire buyout of compensation he would have received from his prior employer. For Mr. Berryman, the $1,500,000 paid to him represents a hiring bonus necessary to recruit him from his previous employer. For Mr. Prosser, the $250,000 represents a discretionary cash transition bonus paid to him in December 2015 to recognize him for his assistance and contributions to the Company during the four months he was principal financial officer during fiscal 2015.

(3)	Represents the grant date fair value of stock awards granted under the Stock Incentive Plan in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2015 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts for the NEOs other than Messrs. Watson and Martin. The fair value of the awards for Messrs. Watson and Martin are based on the effective date of each executive’s respective agreement with the Company. Pursuant to SEC rules, the value for Mr. Martin represents the incremental fair value computed in accordance FASB ASC Topic 718.
(4)	Represents the grant date fair value of options granted (adjusted, however, to exclude the effects of estimated forfeitures) under the Stock Incentive Plan in accordance with FASB ASC Topic 718. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2015 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts.
(5)	Represents the annual incentive awards earned in fiscal 2013, 2014 and 2015 as determined by the Compensation Committee. The amounts actually paid for fiscal 2015 consists of all of the award earned in fiscal 2015. The amount actually paid for 2014 consists of all of the award earned in fiscal 2014, one third of the award earned in 2013, and one third of the award earned in 2012. The amount actually paid in 2013 consists of one third of the award earned in fiscal 2013, one third of the award earned in 2012, and one third of the award earned in 2011.
(6)	Consists of interest credited under the Company’s nonqualified executive deferral plans in excess of 120% of the AFR. As noted under “— Nonqualified Deferred Compensation” below, certain executive deferral plans no longer accept additional deferrals.
(7)	In fiscal 2015, each NEO received $7,950 in 401(k) company matching contributions, with the exception of Messrs. Demetriou, Berryman and Watson. Messrs. Demetriou and Berryman have not yet met vesting requirements for a match, and Mr. Watson was not eligible to participate. Relocation assistance was provided to Messrs. Demetriou, Berryman and Rizzuto in fiscal 2015. For Mr. Demetriou, the relocation assistance totaled $7,570, consisting of $5,000 for a movement of household goods, and $2,570 for an associated gross-up payment. For Mr. Berryman, the relocation assistance totaled $42,543, consisting of $28,491 of non-taxable items (e.g., temporary lodging, storage and shipment), $9,281 for home purchase assistance and $4,771 for an associated gross-up payment. These amounts were paid in connection with Mr. Berryman’s relocation upon joining the Company pursuant to his offer letter dated November 4, 2014. For Mr. Rizzuto, the relocation assistance totaled $33,338 and was related to his 2014 relocation from Australia to the United States, which fell outside of the prior year proxy reporting period. The relocation amounts for Mr. Rizzuto consisted of $14,625 of non-taxable relocation (e.g., shipment, lodging and storage), and $18,201 of taxable rent and home purchase assistance. Taxable rent for Mr. Rizzuto was $2,305 with $1,546 for an associated gross-up payment. Taxable home purchase assistance for Mr. Rizzuto was $9,478 with $4,872 for an associated gross-up payment. For Mr. Watson, the amount consists of $22,000 for one quarterly Board retainer payment, a $75,000 consulting fee paid to him for the first quarter of fiscal 2015 and $45,205 representing a pro-rated portion of his consulting fee for January 1, 2015 through February 24, 2015.
(8)	Messrs. Demetriou, Berryman, Stassi, and Watson were not named executive officers in years 2013 and 2014. Messrs. Mandel and Rizzuto first became executive officers in fiscal 2014. Mr. Rizzuto entered into a separation agreement with the Company following the end of fiscal 2015. Please see “Compensation Discussion and Analysis — Transition Arrangements — Arrangement with Mr. Rizzuto” for more information on Mr. Rizzuto’s agreement.

2015 Grants of Plan Based Awards

The table below summarizes all grants of plan based awards to the NEOs in fiscal 2015:

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)					All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Thres- hold ($)	Target ($)	Max- imum (#)	Thres- hold ($)	Target (#)		Max- imum (#)
Steven J. Demetriou	8/17/2015										102,259	43.94	1,328,068
	8/17/2015									98,228			4,316,138
	8/17/2015					16,065	(6)	32,130	(6)				705,896
Kevin C. Berryman	12/30/2014										49,000	45.16	707,031
	12/30/2014									116,254			5,250,031
	12/30/2014					8,000	(6)	16,000	(6)				361,280
	12/30/2014					8,000	(7)	12,000	(7)				222,800
	5/28/2015										17,000	43.34	215,183
	6/8/2015					9,500	(6)	19,000	(6)				405,175
			585,000
Joseph G. Mandel	12/19/2014										25,000	43.25	376,538
	5/28/2015										17,000	43.34	215,183
	6/8/2015					9,500	(6)	19,000	(6)				405,175
			728,000
Santo Rizzuto	12/19/2014										25,000	43.25	376,538
	5/28/2015										17,000	43.34	215,183
	6/8/2015					9,500	(6)	19,000	(6)				405,175
			696,800
Philip J. Stassi	12/19/2014										25,000	43.25	376,538
	5/28/2015										17,000	43.34	215,183
	6/8/2015					9,500	(6)	19,000	(6)				405,175
			650,000
Noel G. Watson	2/25/2015									130,000			5,817,500
Craig L. Martin			312,500
George A. Kunberger	12/19/2014										25,000	43.25	376,538
	5/28/2015										17,000	43.34	215,183
	6/8/2015					9,500	(6)	19,000	(6)				405,175
			769,600

(1)	Amounts represent the 2015 projected award under the Incentive Bonus Plan based on the Company’s internal plan at the start of fiscal 2015. See “Compensation Discussion and Analysis — Compensation Elements — Short-Term Incentives” above for a description of the Incentive Bonus Plan and the manner in which bonuses are computed. For Messrs. Berryman and Martin, the amounts shown are target bonus after applying proration for the time worked during fiscal 2015.
(2)	Amounts represent the target and maximum payout shares of awards of PSUs granted under the Stock Incentive Plan.
(3)	For Messrs. Demetriou and Berryman, represents restricted stock granted under the Stock Incentive Plan. The December 30, 2014 award was based on a grant date fair value of $45.16 and the August 17, 2015 award was based on a grant date fair value of $43.94 (which, in each case, represents the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Transaction Report on the grant date). The value of the February 25, 2015 award for Messrs. Watson was based on a fair value of $44.75 which was the fair value of the effective date of his agreement.
(4)	Represents options granted under the Stock Incentive Plan. The exercise price is equal to the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the grant date. The grant date fair value for the December 19, 2014 award, the December 30, 2014 award, the May 28, 2015 award and the August 17, 2015 award were $15.0615, $14.4292, $12.6578 and $12.9873, respectively.

(5)	Represents the grant date fair value of options, restricted stock and PSUs granted (target shares) under the Stock Incentive Plan computed in accordance with FASB ASC Topic 718. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2015 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts.
(6)	Represents the target and maximum payout shares of the grants of the Net Earnings Based Award that each NEO could earn under the Stock Incentive Plan. The grant date fair value for the December 30, 2014 award, the June 8, 2015 award and the August 17, 2015 award was $45.16, $42.65 and $43.94, respectively. The number of shares ultimately issued, which could be greater or less than the target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis — Compensation Elements — Equity Based Compensation — 2015 Awards” for a discussion of how the number of shares ultimately issued will be determined.
(7)	Represents the target and maximum payout shares of the grant of the TSR Based Award that Mr. Berryman could earn under the Stock Incentive Plan. The award was based on a grant date fair value of $27.85. Please refer to “Compensation Discussion and Analysis — Compensation Elements — Equity-Based Compensation — 2015 Awards” for a discussion of how the number of shares ultimately issued will be determined.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

Employment Agreements — The Company entered into offer letters with Messrs. Demetriou and Berryman in connection with their starting employment with the Company. Please see “Compensation Discussion and Analysis — Transition Agreements” for further information regarding these agreements.

In addition, the Company entered into an employment agreement with Mr. Mandel in connection with the completion of a transaction pursuant to which the Company acquired the executive’s former employer. Mr. Mandel’s employment agreement entitles him to a base salary, eligibility to participate in the Bonus Plan and other benefits generally made available to the Company’s employees. In addition, if Mr. Mandel’s employment is terminated by the Company without Cause, the Company will pay Mr. Mandel a severance payment equal to 12 months of base salary and the continuation cost of 12 months of COBRA premiums, subject to his execution and non-revocation of a general release in favor of the Company. See “— Compensation Under Various Termination Scenarios” below.

Outstanding Equity Awards at 2015 Fiscal Year End

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (1)		Option Exercise Price ($) (2)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)
		Exercisable	Unexercisable
		#	#
Steven J. Demetriou	8/17/2015		102,259	43.94	8/17/2025	98,228	3,673,727	16,065	600,831

Kevin C. Berryman	12/30/2014		49,000	45.16	12/30/2024	116,254	4,347,900	8,000	299,200
	12/30/2014							8,000	299,200
	5/28/2015		17,000	43.34	5/28/2025
	6/8/2015							9,500	355,300

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (1)		Option Exercise Price ($) (2)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)
		Exercisable	Unexercisable
		#	#

Joseph G. Mandel	3/24/2011	40,000		$48.56	3/24/2021	10,000	374,000
	5/24/2012	27,000	9,000	$37.03	5/24/2022
	5/23/2013	18,000	18,000	$55.00	5/23/2023			12,000	448,800
	5/23/2013							12,000	448,800
	5/22/2014	6,000	18,000	$53.17	5/22/2024			8,000	299,200
	5/22/2014							8,000	299,200
	12/19/2014		25,000	$43.25	12/19/2024
	5/28/2015		17,000	$43.34	5/28/2025
	6/8/2015							9,500	355,300

Santo Rizzuto	1/23/2014							7,800	291,720
	1/23/2014							7,800	291,720
	5/22/2014	6,000	18,000	$53.17	5/22/2024			8,000	299,200
	5/22/2014							8,000	299,200
	12/19/2014		25,000	$43.25	12/19/2024
	5/28/2015		17,000	$43.34	5/28/2025
	6/8/2015							9,500	355,300

Philip J. Stassi	5/28/2009	12,000		$41.18	5/28/2019
	5/27/2010	12,000		$42.43	5/27/2020
	5/26/2011	5,000		$44.91	5/26/2021
	5/24/2012	9,000	3,000	$37.03	5/24/2022
	5/23/2013	6,000	6,000	$55.00	5/23/2023			4,000	149,600
	5/23/2013							4,000	149,600
	5/22/2014	6,000	18,000	$53.17	5/22/2024			8,000	299,200
	5/22/2014							8,000	299,200
	12/19/2014		25,000	$43.25	12/19/2024
	5/28/2015		17,000	$43.34	5/28/2025
	6/8/2015							9,500	355,300

Noel G. Watson	3/1/2011	3,500		$50.61	3/1/2021
	3/1/2012	2,625	875	$46.09	3/1/2022
	3/1/2013	1,750	1,750	$48.82	3/1/2023
	3/1/2014	875	2,625	$60.43	3/1/2024
	2/25/2015					49,787	1,862,034
Craig L. Martin	5/28/2009	125,000		$41.18	5/28/2019
	5/27/2010	125,000		$42.43	5/27/2020
	5/26/2011	45,000		$44.91	5/26/2021
	5/24/2012	75,000	25,000	$37.03	5/24/2022
	5/23/2013	59,000	59,000	$55.00	5/23/2023
	5/22/2014	23,750	71,250	$53.17	5/22/2024

George A. Kunberger	5/28/2009	40,000		$41.18	5/28/2019
	5/27/2010	40,000		$42.43	5/27/2020
	5/26/2011	15,000		$44.91	5/26/2021
	5/24/2012	27,000	9,000	$37.03	5/24/2022
	5/23/2013	18,000	18,000	$55.00	5/23/2023			12,000	448,800
	5/23/2013							12,000	448,800
	5/22/2014	6,000	18,000	$53.17	5/22/2024			8,000	299,200
	5/22/2014							8,000	299,200
	12/19/2014		25,000	$43.25	12/19/2024
	5/28/2015		17,000	$43.34	5/28/2025
	6/8/2015							9,500	355,300

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (1)		Option Exercise Price ($) (2)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)
		Exercisable	Unexercisable
		#	#

John W. Prosser, Jr.	5/28/2009	40,000		$41.18	5/28/2019
	5/27/2010	40,000		$42.43	5/27/2020
	5/26/2011	15,000		$44.91	5/26/2021
	5/24/2012	27,000	9,000	$37.03	5/24/2022
	5/23/2013	18,000	18,000	$55.00	5/23/2023			12,000	448,800
	5/23/2013							12,000	448,800
	5/22/2014	6,000	18,000	$53.17	5/22/2024			8,000	299,200
	5/22/2014							8,000	299,200

(1)	All stock options vest or have vested at the rate of 25% per year beginning on the first anniversary of the grant date, with the exception of the 25,000 options granted to Messrs. Mandel, Rizzuto, Stassi, and Kunberger on December 19, 2014 and Mr. Berryman on December 30, 2014. The 25,000 options for these individuals vests in three equal installments beginning on the grant date.
(2)	All outstanding stock options were granted under the Stock Incentive Plan and were made with an exercise price equal to the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the grant date, with the exception of the options granted to Mr. Watson, which were granted under the 1999 Outside Director Plan with an exercise price equal to the average price of a share of common stock for the ten trading days ending on the second trading day prior to the grant date (but in no event less than 85% of the Fair Market Value on the date of grant). All of the awards have a total term of ten years.
(3)	Represents the number of unvested shares of restricted stock granted under the Stock Incentive Plan. The awards of restricted stock vest at the expiration of five years from the grant date, with the exception of (i) stock grants to Mr. Berryman on December 30, 2014 which vest in 40%, 40% and 20% increments on the first, second and third anniversary of the award date, respectively, and (ii) stock grants to Mr. Demetriou on August 17, 2015 including 67,772 shares which vest in three equal installments beginning on the grant date and 30,456 shares which vest at the expiration of three years from the grant date. For Mr. Watson, represents the number of unvested share equivalents granted pursuant to his agreement. For more information on Mr. Watson’s agreement, see “Compensation Discussion and Analysis — Transition Arrangements — Agreement with Mr. Watson.”
(4)	The market value of outstanding awards of restricted stock is computed using the closing price of the Company’s common stock as quoted by the NYSE Composite Price History at October 2, 2015, which was $37.40.
(5)	Represents the number of unvested target shares of PSUs (TSR Based Awards and Net Earnings Based Awards) granted under the Stock Incentive Plan. The awards of PSUs vest at the expiration of three years from the grant date.
(6)	The market value of outstanding PSUs (TSR Based Awards and Net Earnings Based Awards) is computed by using the closing price of the Company’s common stock as quoted by the NYSE Composite Price History at October 2, 2015, which was $37.40.

Option Exercises and Stock Vested in Fiscal 2015

The following table provides information on stock options that were exercised and on restricted stock that vested in fiscal 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Joseph G. Mandel	—	—	8,448	360,307
Philip J. Stassi	—	—	8,816	381,462
Craig L. Martin	—	—	208,560	9,189,648
George A. Kunberger	—	—	23,448	1,013,707
John W. Prosser, Jr.	—	—	11,448	490,987

(1)	Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the exercise date, minus the cost of the option (i.e., the exercise price).
(2)	Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the vesting date.

Nonqualified Deferred Compensation

As described above, employees, including named executive officers, meeting certain compensation minimums may elect to participate in the Company’s executive deferral plans (“EDPs”) whereby a portion of salary and bonus is deferred and paid to the employee at some future date. The EDPs are nonqualified deferred compensation programs that provide benefits payable to directors, officers, and certain key employees or their designated beneficiaries at specified future dates, and upon retirement, or death. Participant contributions are credited with earnings and losses based upon the actual experience of the investments selected by participants, except in the case of certain EDPs that no longer accept participant deferrals.

For certain EDPs (the “Moody’s Plans”), which no longer accept additional deferrals, the accounts (represented by bookkeeping entries only) of participants are credited with interest equal to 125% of the “seasoned corporate bond rate” as announced by Moody’s Investors Services and as declared by the Company. For the other EDPs (the “Variable Plans”), accounts are credited (or debited) based on the actual earnings (or losses) of the deemed investments selected by the individual participants. Participation in the EDPs is voluntary. All EDPs operate under a single trust. Although there are certain change-in-control features within the EDPs, no benefit enhancements occur upon a change-in-control. Amounts deferred into the Variable Plans are credited or charged with the performance of investment options selected by the participants. The investment options are notional, and are used for measurement purposes only. The NEOs do not own any units in the actual funds. In general, the investment options consist of a number of mutual and index funds comprising stocks, bonds, and money market accounts.

The following table shows the executive deferral plan account activity during fiscal 2015 for the NEOs:

Name	Deferred Compensation Plan ($)	Executive Contributions During Last Fiscal Year ($) (1)	Aggregate Earnings During Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions During Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
Joseph G. Mandel	Moody’s Plan	—	—	—	—
	Variable Plans	476,342	(33,821)	(140,706)	1,804,960

Philip J. Stassi	Moody’s Plan	—	23,021	—	445,582
	Variable Plans	—	1,412	(190,648)	151,905

Noel G. Watson	Moody’s Plan	—	253,535	(588,265)	4,628,600
	Variable Plans	—	—	—	—

Craig L Martin	Moody’s Plan	—	13,520	—	261,687
	Variable Plans	—	(3,302)	—	411,109

George A. Kunberger	Moody’s Plan	—	—	—	—
	Variable Plans	370,283	—	(27,206)	3,069,311

John W. Prosser, Jr.	Moody’s Plan	—	86,653	(107,722)	1,610,912
	Variable Plans	—	91,587	(1,425,020)	1,108,668

(1)	All executive contributions for fiscal 2015 are included in the Summary Compensation Table under the “Salary” and “Non Equity Incentive Plan Compensation” columns.
(2)	Earnings are included in the Summary Compensation Table to the extent they exceed 120% of the AFR.
(3)	Balances at the end of the fiscal year consist of (i) salary and bonus deferrals made by the executive over time, beginning when the executive first joined the plan, plus (ii) all earnings and losses credited on all deferrals, less (iii) all pre-retirement distributions, if any, taken by the executive since the executive first joined the plan.

COMPENSATION UNDER VARIOUS TERMINATION SCENARIOS

Messrs. Demetriou and Berryman both have offer letters providing them with limited severance benefits if terminated by the company without cause. In case of Mr. Demetriou, the severance benefit extends for a period of two years from hire date, and must be for termination without Cause, or resignation for Good Reason. The severance benefit includes 12 months base salary and annual bonus paid at target. For Mr. Berryman, the severance benefit extends for a period of one year from date of hire and must be for termination without Cause. The severance benefit for Mr. Berryman is 12 months base salary. Mr. Mandel has an employment agreement that provides severance benefit including one year base salary and the cost of COBRA coverage for a period of 12 months. No other NEO has an employment agreement that provides for termination, severance or change-in-control benefits.

Some elements of executive compensation are affected either by an approved retirement, death or Disability or by a Change in Control (as these terms are defined in the Stock Incentive Plan). Pursuant to the Stock Incentive Plan:

(1)	in the case of options, if employment terminates (i) upon, or within two years following a Change in Control in a Qualifying Termination (as defined in the Stock Incentive Plan), or (ii) upon death or Disability, unless otherwise provided in the award agreement, all options are immediately vested;
(2)	in the case of restricted stock and restricted stock units (including PSUs) granted on or after May 26, 2011, if employment terminates upon death or Disability, unless otherwise provided in the award agreement, all restricted stock and restricted stock units (including PSUs) are immediately vested; provided, however, that any awards of restricted stock and/or restricted stock units (including PSUs) that are subject to performance-based vesting criteria shall remain outstanding and continue to vest or become earned based upon the Company’s actual performance through the end of the applicable performance period;
(3)	in the case of restricted stock and restricted stock units (including PSUs), if employment terminates upon, or within two years following a Change in Control in a Qualifying Termination, all restricted stock and restricted stock units (including PSUs) are immediately vested; provided, however, that any awards of restricted stock and/or restricted stock units that are subject to performance-based vesting criteria shall be paid at a level based upon the Company’s actual performance as of the Qualifying Termination, except with respect to the PSUs, where the following performance criteria apply: (a) if a Change in Control occurs prior to the March 31 immediately following the date of grant, the performance multiplier for such PSU grant will be 100%; (b) if a Change in Control occurs upon or after that date, the number of earned Net Earnings Growth PSUs will be determined based upon performance through the March 31 immediately preceding or coinciding with the date of the Change in Control, plus an additional number of shares, not less than zero, equal to (A) the target shares awarded multiplied by the Net Earnings Growth Performance Multiplier determined based upon the average annual growth in the Company’s Net Earnings through the end of the last fiscal quarter completed on or prior to the date of the Change in Control, minus (B) the amount determined based upon performance through the March 31 immediately preceding or coinciding with the date of the Change in Control; and (c) if a Change in Control occurs upon or after the March 31 immediately following the date of grant with respect to an award of TSR Based PSUs, the TSR Performance Multiplier shall be determined based upon the Company’s TSR and the TSR of each of the companies in the peer group through the date of the Change in Control (and, with respect to the Company, taking into account the consideration per share to be paid in the Change in Control transaction). See “Compensation Discussion and Analysis — Compensation Elements — Equity-Based Incentive Compensation — 2015 Awards” for a discussion of the computation of the Net Earnings Growth and TSR Multipliers;
(4)	in the case of PSUs granted on or after May 22, 2014, if employment terminates as a result of employee’s retirement, the award shall remain outstanding and continue to become earned based upon the Company’s actual performance through the end of the applicable performance period; provided, however, that only a pro-rated portion (based on the number of days during the performance period that employee was employed by the Company) of the award will become vested, with the remainder of the award forfeited at time of retirement; and

(5)	in the case of options, restricted stock and restricted stock units (including PSUs), if a Change in Control occurs and the awards are not assumed and continued by the acquiring or surviving corporation in the transaction (or a parent corporation thereof), all awards are immediately vested; provided, however, that any awards of restricted stock and/or restricted stock units (including PSUs) that are subject to performance-based vesting criteria shall be paid at a level based upon the Company’s actual performance as of the Change in Control.

Upon retirement from the Company and approval by the Compensation Committee, all compensation under the Company’s Incentive Bonus Plan which has been earned, awarded, and unpaid is payable.

The following table provides information on executive compensation under (i) termination in connection with a Change in Control, (ii) termination due to death or Disability, (iii) retirement approved by the Compensation Committee, and (iv) with respect to Messrs. Demetriou, Berryman, and Mandel, termination by the Company without Cause, or resignation for Good Reason.

Name			Change in Control ($)	Death or Disability ($)	Approved Retirement ($)	Termination Without Cause / With Good Reason ($)
Steven J. Demetriou
	Non-Equity Incentive Plan Compensation	(1)	—	—	—	—
	Value of Unvested in-the-money Stock Options	(2)	—	—	—	—
	Value of Unvested Stock Awards	(3)	3,673,727	3,673,727	—	2,534,673
	Value of Unvested Performance Share Units	(4)	600,831	—	—	—
	Severance Benefits	(5)				3,250,000
	Total		4,274,558	3,673,727	—	5,784,673

Kevin C. Berryman
	Non-Equity Incentive Plan Compensation	(1)	174,816	174,816	174,816	—
	Value of Unvested in-the-money Stock Options	(2)	—	—	—	—
	Value of Unvested Stock Awards	(3)	4,347,900	4,347,900	—	—
	Value of Unvested Performance Share Units	(4)	413,315	58,015	491	—
	Severance Benefits	(5)				1,125,000
	Total		4,936,031	4,955,731	175,307	1,125,000

Joseph G. Mandel
	Non-Equity Incentive Plan Compensation	(1)	442,820	442,820	442,820	—
	Value of Unvested in-the-money Stock Options	(2)	3,330	3,330	—	—
	Value of Unvested Stock Awards	(3)	374,000	—	—	—
	Value of Unvested Performance Share Units	(4)	413,315	58,015	706	—
	Severance Benefits	(5)	—	375,000	—	1,091,805
	Total		1,233,465	879,165	443,526	1,091,805

Santo Rizzuto
	Non-Equity Incentive Plan Compensation	(1)	214,978	214,978	214,978	—
	Value of Unvested in-the-money Stock Options	(2)	—	—	—	—
	Value of Unvested Stock Awards	(3)	—	—	—	—
	Value of Unvested Performance Share Units	(4)	413,315	58,015	706	—
	Severance Benefits	(5)	—	375,000	—	375,000
	Total		628,293	647,993	215,684	375,000

Philip J. Stassi
	Non-Equity Incentive Plan Compensation	(1)	352,144	352,144	352,144	—
	Value of Unvested in-the-money Stock Options	(2)	1,100	1,100	—	—
	Value of Unvested Stock Awards	(3)	—	—	—	—
	Value of Unvested Performance Share Units	(4)	413,315	58,015	706	—
	Severance Benefits	(5)	—	375,000	—	375,000
	Total		766,559	786,259	352,850	375,000

Craig L. Martin
	Non-Equity Incentive Plan Compensation	(1)	615,334	615,334	615,334	—
	Value of Unvested in-the-money Stock Options	(2)	9,250	9,250	—	—
	Value of Unvested Stock Awards	(3)	—	—	—	—
	Value of Unvested Performance Share Units	(4)	—	—	—	—
	Total		624,584	624,584	615,334	—

Name			Change in Control ($)	Death or Disability ($)	Retirement ($)	Termination Without Cause / With Good Reason ($)
George A. Kunberger
	Non-Equity Incentive Plan Compensation	(1)	472,850	472,850	472,850	—
	Value of Unvested in-the-money Stock Options	(2)	3,300	3,300	—	—
	Value of Unvested Stock Awards	(3)	—	—	—	—
	Value of Unvested Performance Share Units	(4)	413,315	58,015	706	—
	Severance Benefits	(5)	—	375,000	—	375,000
	Total		889,465	909,165	473,556	375,000

John W. Prosser, Jr.
	Non-Equity Incentive Plan Compensation	(1)	229,486	229,486	229,486	—
	Value of Unvested in-the-money Stock Options	(2)	3,300	3,300	—	—
	Value of Unvested Stock Awards	(3)	—	—	—	—
	Value of Unvested Performance Share Units	(4)	58,015	58,015	706	—
	Total		290,801	290,801	230,192	—

(1)	The amount of unpaid incentive compensation that would be paid as of October 2, 2015.
(2)	The amount that would be earned related to unvested in-the-money options as of October 2, 2015. Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at October 2, 2015 of $37.40, minus the cost of the option (i.e., the exercise price).
(3)	The amount that would be earned related to unvested restricted stock awards as of October 2, 2015. Value is computed by using the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at October 2, 2015 of $37.40.
(4)	The amount that would be earned related to unvested shares of PSUs as of October 2, 2015. The amount reported is based on multiplying the relevant performance multiplier (described above) of each award by the target shares awarded, multiplied by the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at October 2, 2015 of $37.40.
(5)	For Mr. Demetriou, if he is discharged from the Company without Cause, or he resigns with Good Reason, in each case within two years following his start date, he would be eligible for 12 months current base salary and bonus at target. For Mr. Berryman, if he is terminated by the Company without Cause within the first year of employment, he would receive an amount equivalent to one-year’s base salary. Upon a termination by the Company without cause, Mr. Mandel would become entitled to an amount equal to 12 months of his then current base salary and the cost of COBRA benefits for 12 months. For each of Messrs. Berryman, Mandel, Rizzuto, Stassi and Kunberger, the amount shown consisted of transition awards of $375,000 in cash that each individual would be entitled to receive in the event of termination without Cause or due to death or Disability.

For the purposes of the Stock Incentive Plan, the following terms have the following definitions:

•

“Cause” means (unless otherwise expressly provided in an award agreement or another contract, including an employment agreement) the Company’s termination of the employee’s employment with the Company following the occurrence of any one or more of the following: (1) the employee is convicted of, or pleads guilty or nolo contendere to, a felony; (2) the employee willfully and continually fails to substantially perform the employee’s duties with the Company after written notification by the Company; (3) the employee willfully engages in conduct that is materially injurious to the Company, monetarily or otherwise; (4) the employee commits an act of gross misconduct in connection with the performance of the employee’s duties to the Company; or (5) the employee materially breaches any employment, confidentiality or other similar agreement between the Company and the employee.

•

“Change in Control” means, with respect to the Company, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 35% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the consummation of any merger or consolidation as a result of which the Jacobs common stock shall be changed, converted or exchanged (other than by merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the consummation of any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors of the Company determines otherwise. Notwithstanding the foregoing, with respect to an Award that is (i) subject to Section 409A and (ii) if a Change in Control would accelerate the timing of payment thereunder, then the term “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Committee.

•

“Disability” means the employee meets the definition of “disabled” under the terms of the long term disability plan of the Company or related company by which the employee is employed in effect on the date in question, whether or not the employee is covered by such plan.

•

“Good Reason” means, without the employee’s consent (1) a material reduction in the position, duties or responsibilities of the employee from those in effect immediately prior to such change; (2) a reduction in the employee’s base salary; (3) a relocation of the employee’s primary work location to a distance of more than fifty (50) miles from its location as of immediately prior to such change; or (4) a material breach by the Company of any employment agreement between the Company and the employee.

•

“Qualifying Termination” means a termination of an employee’s employment with the Company (i) by the Company for any reason other than Cause or the employee’s death or Disability or (ii) by the employee for Good Reason.

For the purposes of Mr. Demetriou’s offer letter, “Cause” means (i) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of his employment with the Company; (ii) intentional damage to the Company’s assets; (iii) intentional engagement in any competitive activity which would constitute a breach of his duty of loyalty or of his contractual obligations; (iv) intentional breach of any of the Company’s written policies, including its confidentiality policy; (v) the willful and continued failure to substantially perform his duties for the Company (other than as a result of incapacity due to physical or mental illness); (vi) failure by him to cooperate in any investigation of Jacobs by any governmental or self-regulatory authority, or in any internal investigation; or (vii) willful conduct by him that is demonstrably and materially injurious to Jacobs, monetarily or otherwise. For purposes of this paragraph, and act, or a failure to act, shall not be deemed willful or intentional, as those terms are used herein, unless it is done, or omitted to be done, by him in bad faith or without a reasonable belief that his action or omission was in the best interest of Jacobs. Failure to meet performance standards or objectives, by itself, does not constitute “Cause”. “Cause” includes any of the above grounds for dismissal regardless of whether Jacobs learns of the existence of such grounds before or after terminating his employment. “Good Reason” is defined as the Internal Revenue Code (“Code”) Section 409A “safe harbor” definition, as described in Treasury Regulation Section 1.409A-1(n)(2)(ii) and, in addition, him not being appointed as Chairman of the Board by the first anniversary of his start date shall be a Good Reason event. A resignation will not be considered for Good Reason unless it actually occurs not more than ninety (90) days following the initial existence of one or more of the applicable Good Reason conditions arising without his consent, and then only if he provides notice to Jacobs of the initial existence of such a condition, which describes such condition in detail, no less than ninety (90) days after the initial existence of the condition, and Jacobs does not remedy the condition within the thirty (30) days following its receipt of such notice.

For the purposes of Mr. Berryman’s offer letter, “Cause” means: (i) an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of his employment with the Company; (ii) intentional damage to the Company’s assets; (iii) intentional disclosure of Company’s confidential information contrary to the Company’s policies; (v) intentional engagement in any competitive activity which would constitute a breach of his duty of loyalty or of his contractual obligations: (vi) intentional breach of any of the Company’s policies; (vii) the willful and continued failure to substantially perform his duties for the Company (other than as a result of incapacity due to physical or mental illness); or (viii) willful conduct by him that is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, and act, or a failure to act, shall not be deemed willful or intentional, as those terms are defined herein, unless it is done, or omitted to be done, by him in bad faith or without a reasonable belief that his action or omission was in the best interest of the Company. Failure to meet performance standards or objectives, by itself, does not constitute “Cause”. “Cause” also includes any of the above grounds for dismissal regardless of whether company learns of it before or after terminating his employment. “Good Reason” is defined as the Internal Revenue Code Section 409A of the Code.

For the purposes Mr. Mandel’s employment agreement, “Cause” means (1) gross negligence or willful misconduct in respect to, or a material failure or refusal to continue the performance of, his duties and responsibilities as set forth in the agreement, which he fails to cure within twenty (20) days after having received written notice from the Company of the facts and circumstances that it contends constitute the above conduct; (2) material breach of any provision of the agreement or of his Employee Invention and Confidential Information Agreement, which he fails to cure within twenty (20) days after having received written notice from the Company of the facts and circumstances that it contends constitute a material breach; (3) the illness or incapacity (or other disability as defined in the Company’s disability plan in effect at the time of such disability) of Mr. Mandel of such a character so as to disable him from rendering services for a period of more than 90 days (whether or not consecutive) during any 12-month period; (4) death; (5) material breach of, or material failure to abide by, the Company’s Corporate Policy Concerning Business Conduct, Integrity and Ethics (USA); (6) civil fraud, breach of fiduciary duty involving personal profit, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses); and/or (7) breach of or failure to abide by the Company’s Drug, Alcohol, and Contraband Policy.

SECURITY OWNERSHIP

The following tables, based in part upon information supplied by officers and directors and certain shareholders, sets forth certain information regarding the ownership of the Company’s common stock as of the Record Date by (1) all those persons known by the Company to be beneficial owners of more than five percent of the outstanding shares of common stock, (2) each director and nominee for director, (3) each NEO, and (4) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners:

Name and Address	Amount and Nature of Ownership of Common Stock		Percent of Class (1)
The Vanguard Group Inc.
PO Box 2600
Valley Forge, Pennsylvania 19482	9,953,590	(2)	8.09%
PRIMECAP Management Company
225 South lake Ave, Ste 400
Pasadena, California 91101	7,705,570	(3)	6.3%
Artisan Partners Limited Partnership
875 E. Wisconsin Ave, Ste 800
Milwaukee, Wisconsin 53202	6,515,687	(4)	5.3%

(1)	Calculated based on 123,070,576 shares of common stock outstanding as of the Record Date.
(2)	Based solely on the information set forth in a Schedule 13F filed by The Vanguard Group Inc. with the SEC for the period ended September 30, 2015. Based on such filing, The Vanguard Group Inc. has sole voting power with respect to 234,650 shares, shared voting power with respective to 10,500 shares, sole dispositive power with respect to 9,714,463 shares, and shared dispositive power with respect to 239,127 shares.
(3)	Based solely on the information set forth in a Schedule 13F filed by PRIMECAP Management Company with the SEC for the period ended September 30, 2015. Based on such filing, The PRIMECAP Management Company has sole voting power with respect to 3,570,058 shares and sole dispositive power with respect to all of the shares.
(4)	Based solely on the information set forth in a Schedule 13F filed by Artisan Partners Limited Partnership with the SEC for the period ended September 30, 2015. Based on such filing, The Artisan Partners Limited Partnership has sole voting power with respect to 6330,687 shares and sole dispositive power with respect to all of the shares.

Security Ownership of Directors, Nominees, and Management:

Name	Number of Shares of Common Stock Owned		Number of Shares of Common Stock Relating to Unexercised Stock Options (1)	Total Number of Shares Beneficially Owned	Percent of Class (2)
Non-Management Directors:
Joseph R. Bronson	14,340		22,750	37,090	—
Juan Jose Suarez Coppel	—		2,875	2,875	—
John F. Coyne	—		21,250	21,250	—
Robert C. Davidson, Jr.	12,000		27,250	39,250	—
Robert E. Eberhart	—		5,625	5,625	—
Edward V. Fritzky	8,000		27,250	35,250	—
Hickton, Dawne S.	—		—	—	—
Linda Fayne Levinson	31,000		27,250	58,250	—
Peter J. Robertson	12,000	(3)	16,250	28,250	—
Christopher M.T. Thompson	10,000	(4)	5,625	15,625	—

Named Executive Officers:
Steven J. Demetriou	128,177		—	128,177	—
Kevin C. Berryman	123,742		14,333	138,075	—
Joseph G. Mandel	32,579		99,333	131,912	—
Santo Rizzuto	434		14,333	14,767	—
Philip J. Stassi	64,440		58,333	122,773	—
Noel G. Watson	1,163,165	(5)	8,750	1,171,915	—
Craig L. Martin	607,111	(6)	452,750	1,059,861	—
George A. Kunberger	69,970	(7)	154,333	224,303	—
John W. Prosser, Jr.	354,202	(8)	146,000	500,202	—
All directors and executive officers as a group	2,721,063		1,207,498	3,928,561	3.16%

(1)	Includes only those unexercised options that are, or will become, exercisable within 60 days of the Record Date.
(2)	Calculated based on 123,070,576 shares of common stock outstanding as of the Record Date and the relevant number of shares of common stock issuable upon exercise of stock options which are exercisable or will be exercisable within 60 days of the Record Date. Unless indicated otherwise, the percentage ownership is less than 1.0% of the number of shares of common stock outstanding.
(3)	Mr. Robertson shares voting and dispositive power with his spouse as to 12,000 shares that are held in a living trust.
(4)	Mr. Thompson shares voting and dispositive power with his spouse as to 10,000 shares that are held in a living trust.
(5)	Mr. Watson shares voting and dispositive power with his spouse as to 1,163,165 shares that are held in various trusts.
(6)	Mr. Martin shares voting and dispositive power with his spouse as to 607,111 shares that are held in a living trust. Number of shares owned is based on the Form 4 filed on December 26, 2014.
(7)	Number of shares owned is based on the Form 4 filed on June 8, 2015.
(8)	Mr. Prosser shares voting and dispositive power with his spouse as to 354,202 shares that are held in a living trust. Number of shares owned is based on the Form 4 filed on May 29, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during fiscal 2015.

EXECUTIVE OFFICERS

For information about the executive officers of the Company, see Part I, Item 1 — Business in the Company’s 2015 Annual Report on Form 10-K.

SHAREHOLDERS’ PROPOSALS

Only shareholders meeting certain criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting. Under the Company’s Bylaws, shareholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting must give proper notice to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2017 annual meeting of shareholders must be submitted to the Company no earlier than September 30, 2016 and no later than October 30, 2016. Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proponent’s ownership of common stock of the Company, in each case as set forth in the Company’s Bylaws. Nominations or other proposals not meeting these requirements will not be entertained at the annual meeting. The Secretary of the Company should be contacted in writing at the address on the first page of this Proxy Statement to submit a nomination or bring other proper business or to obtain additional information as to the proper form of a nomination.

In order to be included in the Company’s Proxy Statement and form of proxy relating to the 2017 annual meeting, proposals of shareholders must be received by the Secretary of the Company no later than August 13, 2016. If timely notice of a shareholder proposal is not received by the Company, then the proxies named on the proxy cards distributed by the Company for the annual meeting may use the discretionary voting authority granted to them by the proxy cards if the proposal is raised at the annual meeting, whether or not there is any discussion of the matter in the Proxy Statement. The 2017 annual meeting of shareholders is scheduled to be held on Thursday, January 26, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating and Corporate Governance Committee is responsible for the review, approval, or ratification of “related-person transactions” involving the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, executive officer, nominee for director, or 5% shareholder of the Company, and their immediate family members. The Company has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, in which the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Nominating and Corporate Governance Committee has determined that each of the following transactions shall be deemed to be pre-approved under the Company’s policies and procedures referenced above:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than as an executive officer) if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

•

any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than as an executive officer) or a director, if the amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts;

•	compensation to executive officers determined by the HR&C Committee;

•	compensation to directors as reported in the Company’s proxy statement;

•	transactions in which all security holders receive proportional benefits; and

•	transactions where the rates or charges involved are determined by competitive bids.

Any transaction involving related persons that exceeds $120,000 and that does not fall within the categories described above is presented to the Nominating and Corporate Governance Committee for review. The Committee determines whether the related person has a material interest in the transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. In determining whether to approve or ratify the transaction, the Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

During fiscal 2015, Mr. Noel G. Watson, non-executive Chairman of the Board, had an agreement with the Company pursuant to which he acts as consultant on special projects and client relationships in exchange for an annual fee of $300,000. The fees payable under this consulting agreement were suspended upon his entering into an agreement with the Company in connection with his service as principal executive officer. Thereafter, the agreement expired in July 2015. The transaction was, to the extent required, reviewed and approved pursuant to the Company’s Related Person Transaction Policies and Procedures described above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests in writing should be addressed to: Jacobs Engineering Group Inc., 155 North Lake Avenue, Pasadena, California, 91101, Attention: Investor Relations. Requests may also be made by calling (626) 578-3500.

ANNUAL REPORT, FINANCIAL AND ADDITIONAL INFORMATION

The Company’s annual audited financial statements and review of operations for fiscal 2015 can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2015. A copy of the 2015 Form 10-K is being made available to each shareholder of record on the Record Date concurrently with this Proxy Statement. You can access a copy of our 2015 Annual Report on Form 10-K on the secure website disclosed in both the Notice of Internet Availability of Proxy Materials you received and in this Proxy Statement as well as on the Company’s website at www.jacobs.com. The Company will furnish without charge a copy of the 2015 Form 10-K, including the financial statements and any schedules thereto, to any person following the instructions for requesting written copies of the proxy materials as set forth in the Notice of Internet Availability of Proxy Materials or to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on December 1, 2015. The Company will also furnish copies of any exhibits to the 2015 Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to: Jacobs Engineering Group Inc., 155 North Lake Avenue, Pasadena, California, 91101, Attention: Investor Relations.

OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Michael J. Tyler

Senior Vice President, General Counsel and Secretary

Pasadena, California

December 16, 2015

ANNEX A

JACOBS ENGINEERING GROUP INC.

1999 Outside Director Stock Plan

(As Amended and Restated effective December 9, 2015)

1. Purpose.

The purpose of the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan (the “Plan”) is to attract and retain the services of experienced and knowledgeable independent directors of Jacobs Engineering Group Inc. (the “Company”) for the benefit of the Company and its stockholders and to provide an additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock.

On December 9, 2015, the Board of Directors unanimously approved the amendment and restatement of the Plan, subject to approval by the Company’s shareholders at the Annual Meeting. In order for the amendment and restatement of the Plan to take effect, it must be approved by the Company’s shareholders. If this amendment and restatement is not approved by the Company’s shareholders, the version of the Plan as in effect immediately prior to December 9, 2015 will continue to operate according to its terms.

2. Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Paragraph 2.

“Award” means any award of an Option or Stock Award granted pursuant to the Plan.

“Award Agreement” means any agreement, contract document or other instrument evidencing an Award.

“Board of Directors” shall mean the Board of Directors of the Company.

“Change in Control” means, with respect to the Company, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the 1934 Act, provided that such a change in control shall be deemed to have occurred at such time as (a) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities representing 35% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (b) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (c) the consummation of any merger or consolidation as a result of which the Common Stock (as defined below) shall be changed, converted or exchanged (other than by merger or consolidation with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (d) the consummation of any merger or consolidation of which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors of the Company determines otherwise. Notwithstanding the foregoing, with respect to an Award that is (i) subject to Section 409A and (ii) if a Change in Control would accelerate the timing of payment thereunder, then the term “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A and the authoritative guidance issued thereunder, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A as determined by the Board.

“Common Stock” shall mean the Common Stock, $1.00 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Paragraph 5.

“Company” shall mean Jacobs Engineering Group Inc.

“Disabled” means a condition under which an Outside Director:

(a) Is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) Is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving long term disability benefits or social security disability payments.

“Fair Market Value” shall mean the closing price of the Common Stock as reported in the composite transactions report of the National Securities Exchange on which the Common Stock is then listed (“Exchange”). If such day is a day that the Exchange is not open, then the Fair Market Value shall be determined by reference to the closing price of the Common Stock for the immediately preceding trading day.

“Forfeiture Restrictions” is defined in Paragraph 11.

“Grant Price” shall mean the average of the Fair Market Values of the Common Stock for the ten trading days ending on the second trading day prior to the date for which the Grant Price is being determined, but in no event less than 85% of the Fair Market Value of the Common Stock for the day the Grant Price is being determined. If the day for which the Grant Price is being determined is a day that the Exchange is not open, then the Grant Price shall be determined by reference to the relevant price or prices as of the immediately preceding trading day.

Notwithstanding the foregoing, in the event that an Outside Director is elected or re-elected to the Board of Directors following the start of the averaging period that would otherwise be used to determine the Grant Price of an Option issued to such Outside Director pursuant to Paragraph 6, the Grant Price of the Option issued to the Outside Director shall equal the Fair Market Value of the Common Stock for the day the Grant Price is being determined.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Outside Director” shall have the meaning given the term “Non-Employee Director” by Rule 16b-3 adopted under the 1934 Act.

“Option” shall mean an Option granted pursuant to this Plan.

“Plan” shall mean this Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan as set forth herein, as the same may be amended from time to time.

“Restricted Stock” is defined in Paragraph 11.

“Restricted Stock Unit” means a Stock Award granted pursuant to Paragraph 11 of this Plan, pursuant to which shares of Common Stock may be issued in the future.

“Stock Award” shall mean a grant of Common Stock, Restricted Stock or Restricted Stock Units pursuant to Paragraph 11 of this Plan.

“Tax Date” shall mean the date as of which any federal, state, local or foreign tax is required to be withheld from an Outside Director in connection with the exercise of an Option, the sale or other disposition of Common Stock acquired upon the exercise of an Option, the receipt of a Stock Award, the release of Restricted Stock Forfeiture Restrictions, or the acquisition of Common Stock pursuant to an award of Restricted Stock Units.

3. Shares of Common Stock Subject to the Plan.

(a) Subject to the provisions of Paragraph 5, the aggregate number of shares of Common Stock upon which Awards may be granted under the Plan shall not exceed 1,100,000 shares.

(b) The shares to be delivered under the Plan shall be made available, at the discretion of the Board of Directors, from either authorized but unissued shares of Common Stock or previously issued shares reacquired by the Company, including shares purchased in the open market.

(c) If any outstanding Option granted under the Plan expires, lapses, is terminated or is forfeited for any reason, then the unissued shares of Common Stock that were allocable to the unexercised portion of such Option shall again be available for issuance upon exercise of an Option granted under this Plan.

(d) Notwithstanding anything to the contrary herein, no Outside Director shall receive in excess of $600,000 of compensation in any calendar year, determined by adding (i) all cash compensation to such Outside Director and (ii) the fair market value of all Awards granted to such Outside Director in such calendar year, based on the fair market value of such Awards on the Grant Date (as determined in a manner consistent with that used for Director compensation for proxy statement disclosure purposes in the year in which the Award occurs). The foregoing limit on Outside Director compensation only applies to compensation for customary Board services, and does not apply to compensation for special Board services, e.g. chairing the Board, which shall be subject to the limit set forth in the next sentence of this paragraph. The Board may make exceptions to this limit for individual Outside Directors in extraordinary circumstances, so long as this paragraph would not be violated if the $600,000 figure were instead $750,000, as the Board may determine in its sole discretion, provided that the Outside Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Outside Directors.

4. Administration of the Plan.

(a) The Plan shall be administered by the Board of Directors. The Board of Directors may authorize any officer or officers of the Company to execute and deliver Award Agreements and other documents on behalf of the Company.

(b) Subject to the provisions of the Plan, the Board of Directors is authorized and directed to interpret the Plan, to establish, amend and rescind policies relating to the Plan, to direct the Company to execute agreements and amendments thereto setting forth the terms and conditions of grants of Awards made under the Plan and to make such other determinations and to take such other actions as are consistent with the Plan and are necessary or appropriate for the administration of the Plan. Notwithstanding the foregoing, the Board of Directors shall not have the authority to make any determination, to adopt any policy or to take any action that would cause grants and exercises under the Plan to cease to be exempt from Section 16(b) of the 1934 Act by virtue of Rule 16b-3, or any successor rule, thereunder.

(c) Except as provided in Paragraph 15, any determination, decision or action of the Board of Directors in connection with the construction, interpretation, administration or application of the Plan shall be final, binding and conclusive upon all Plan participants and their transferees, beneficiaries, legal representatives, executors and other successors and assigns and upon all other persons. No member of the Board of Directors, and no other person acting upon the authorization and direction of the Board of Directors, shall be liable for any determination, decision or action made in good faith with respect to the Plan.

(d) The Company shall indemnify and hold harmless the members of the Board of Directors, and other persons who are acting upon the authorization and direction of the Board of Directors, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the bad faith, willful misconduct or criminal acts of such persons.

5. Adjustment Provisions.

(a) Subject to the provisions of Paragraph 5(b) and Paragraph 15, if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or any other change in the corporate structure of the Company affecting the Common Stock, the Board of Directors may, in its sole discretion determine that an appropriate and proportionate adjustment in each of the following is appropriate: (i) the maximum number and kind of securities provided in Paragraph 3(a) of this Plan, (ii) the number and kind of shares or other securities subject to then outstanding Options and/or Stock Awards and (iii) the price for each share or other unit of any other securities subject to such Options, but without change in the aggregate purchase price as to which such Options remain exercisable. Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive.

(b) Notwithstanding anything to the contrary hereunder, upon a Change in Control, all Awards then outstanding under the Plan shall be fully vested and exercisable, except as provided in any applicable Award Agreement.

(c) Adjustments under this Paragraph 5 shall be approved by the Board of Directors. Except as provided in Paragraph 15, the Board of Directors’ determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional interests shall be issued under the Plan on account of any such adjustment.

6. Grants of Options to Outside Directors.

All Options are intended to be non-qualified (non-statutory) stock options.

An Outside Director may, by giving written notice to the Company not less than seven days prior to the date on which an Option shall be due to be granted:

(i) Decline to accept further grants of Options under this Plan; or

(ii) Revoke a previous election to decline to accept further grants of Options under this Plan, in which case such Outside Director may, in the discretion of the Board of Directors, thereafter receive Annual Grants made after such revocation.

An Outside Director who declines to accept grants of Options under this Plan may not receive anything of value in lieu of such grant, either at the time of such election or at any time thereafter.

7. Terms of Outside Director Options.

(a) Option Agreement. Each Option shall be evidenced by a written agreement (which may be in electronic form) containing such terms and conditions as the Board of Directors deems appropriate (an “Option Agreement”). An Option Agreement shall not be effective unless and until it has been executed by a duly authorized officer of the Company and by the Outside Director to whom the Option is being granted.

(b) Option Price. The price of the shares of Common Stock subject to each Option shall be the Grant Price on the date such Option is granted.

(c) Exercisability. Unless otherwise provided in this Plan or an Award Agreement:

(i) No Option may be exercised in whole or in part until one year following the date upon which the Option is granted;

(ii) Subject to the provisions of Paragraph 7(c)(i), which shall at all times preempt the provisions of this Subparagraph 7(c)(ii), an installment of 25% of each Option shall become exercisable one year following the date of grant, with additional installments of 25% becoming exercisable on each anniversary date of the grant, so that all Options are fully exercisable at the end of four years from the date of grant;

(iii) If an Outside Director dies or becomes Disabled while in office all installments of all Options held by such director shall vest and become fully exercisable; and

(iv) Except as provided in paragraph (iii) above, no installment of an Option that has not become exercisable on the date on which the holder thereof ceases to be a director of the Company shall thereafter become exercisable by such holder or his successors and assigns.

8. Expiration of Options. An Option may not be exercised after the first to occur of the following events:

(a) Except as provided below, upon the expiration of three months from the date of the Outside Director’s disqualification or removal from the Board of Directors, or, if earlier, upon the expiration of the remaining term of the Option; however, if the Outside Director dies within said three-month period, upon the expiration of one year from the date of death or, if earlier, upon the expiration of the remaining term of the Option;

(b) In the case of the death of an Outside Director while in office, upon the expiration of the terms stated in the Option Agreements held by such director at the time of death;

(c) In the case of an Outside Director who is Disabled, upon the expiration of the terms stated in the Option Agreements held by such director at the time of the Disability; or

(d) In the case of the resignation of an Outside Director, the expiration of the remaining term of the Option.

An Option may not be exercised to any extent by anyone after the expiration of ten years from the date the Option was granted.

9. Exercise of Options.

(a) Following the death or disability of an Outside Director, any exercisable portion of such Option may, prior to the time when such portion becomes unexercisable under the provisions of Paragraph 8, above, be exercised by the Outside Director’s personal representative or by any person empowered to do so under court order, or by will or the laws of descent and distribution, unless otherwise determined by the Board of Directors.

(b) Manner of Exercise. An Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when such Option or portion thereof becomes unexercisable under Paragraph 8:

(i) Notice in writing signed by the Outside Director or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised;

(ii) Either:

(x) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

(y) Upon conditions established by the Board of Directors, by the delivery or constructive exchange of shares of Common Stock owned by the Outside Director for such period of time as may be established by the Board of Directors, such shares having a Fair Market Value equal to the aggregate exercise price of the Options being exercised; or

(z) Any combination of the consideration provided in the foregoing subsections (x) and (y);

(iii) In the event the Option or a portion thereof is being exercised by any person or persons other than the Outside Director to whom it was originally granted, appropriate proof, reasonably satisfactory to the Company, of the authority of such person or persons to exercise the Option or such portion thereof; and

(iv) The Board of Directors may make such provisions, subject to applicable rules and regulations, as it may deem appropriate for the withholding or payment by the Outside Director of any withholding taxes that it determines are required in connection with the exercise of an Option, and an Outside Director’s rights in stock issued pursuant to such exercise are subject to satisfaction of such conditions. If permitted by the Board of Directors, an Outside Director may elect to satisfy all or any portion of such taxes by instructing the Company to withhold shares of Common Stock issued pursuant to the exercise of the Option (up to the minimum required tax withholding rate for the Outside Director or such other rate that will not cause an adverse accounting consequence or cost). If shares of Common Stock are withheld to satisfy tax liabilities, the value of such shares shall be computed using the Fair Market Value of the Common Stock on the Tax Date.

Any election to use Common Stock to satisfy a withholding tax obligation must either (A) be in a written instrument signed by the Outside Director and stating the number of shares to be withheld or surrendered or a formula pursuant to which such number may be determined and be irrevocable; or (B) otherwise be made in compliance with the Rules and Regulations of the Securities and Exchange Commission under the 1934 Act relating to such elections, as from time to time in effect.

In no event shall the Company be required to issue fractional shares.

(c) Rights as a Shareholder. A holder of an Option shall not be, and shall not have any of the rights or privileges of, a shareholder of the Company with respect to any shares of Common Stock purchasable upon the exercise of such Option unless and until such Option shall have been exercised and a certificate or certificates evidencing such shares shall have been issued by the Company to such holder.

(d) Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof unless and until all legal requirements applicable to such issuance or delivery have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to such counsel in respect of such matters as such counsel may deem desirable to assure compliance with all applicable legal requirements.

10. Restrictions on Transferability.

Unless determined otherwise by the Board of Directors, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Outside Director, only by the Outside Director personally. If the Board of Directors makes an Award transferable, such Award will contain such additional terms and conditions as the Board of Directors deems appropriate.

11. Stock Awards.

(a) In the discretion of the Board of Directors, the Company may make Stock Awards to Outside Directors. Stock Awards may be in the form of Common Stock, Restricted Stock Units, or Restricted Stock or any combination thereof. Unless otherwise determined by the Board of Directors, Stock Awards may not be made to an individual who has at any time been employed by the Company.

(b) Stock Awards to Outside Directors for the first year that they serve as directors shall be in the form of Restricted Stock or Restricted Stock Units. Restricted Stock awarded under this Plan may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, and in the event of the Outside Director’s ceasing to serve as a director of the Company for any reason (including death and Disability unless the Board of Directors in its sole discretion terminates the Forfeiture Restrictions following the death or Disability of such Outside Director), the Outside Director shall be obligated, for no consideration, to forfeit and surrender such shares (to the extent then subject to the Forfeiture Restrictions) to the Company. The restrictions against disposition and the obligation to forfeit and surrender shares to the Company are herein referred to as “Forfeiture Restrictions”, and the shares that are then subject to the Forfeiture Restrictions are referred to as “Restricted Stock.” Certificates evidencing Restricted Stock shall be appropriately legended to reflect the Forfeiture Restrictions. Restricted Stock Units are Stock Awards denominated in units of Common Stock under which the issuance of Common Stock is subject to such vesting conditions (including continued service as an Outside Director) and other terms and conditions as the Board of Directors deems appropriate. Each Restricted Stock Unit will be equal to one share of Common Stock and will, subject to satisfaction of any vesting and/or other terms and conditions, entitle an Outside Director to the issuance of one share of Common Stock in settlement of the award.

(c) The Forfeiture Restrictions with respect to Restricted Stock awarded to an Outside Director shall lapse and be of no further force and effect, and Restricted Stock Units awarded to an Outside Director shall vest, in each case upon the expiration of such period of time as may be fixed by the Board of Directors prior to the issuance of such Stock Award. In no event shall the restriction period be less than six months from the date the Stock Award is granted unless otherwise provided in an Award Agreement.

(d) All of the foregoing restrictions, terms and other conditions regarding shares of Restricted Stock or Restricted Stock Units shall be evidenced by a written agreement between the Company and the Outside Director containing such terms and conditions as the Board of Directors shall approve.

(e) The Board of Directors may make such provisions as it may deem appropriate, subject to applicable rules and regulations, for the withholding or payment by the Outside Director of any withholding taxes that it determines are required in connection with Stock Awards and the lapse of Forfeiture Restrictions on Restricted Stock, and an Outside Director’s rights in such stock are subject to satisfaction of such conditions. If permitted by the Board of Directors, an Outside Director may elect to satisfy all or any portion of such taxes by instructing the Company to withhold shares of Common Stock (up to the minimum required tax withholding rate for the Outside Director, or such other rate that will not cause an adverse accounting consequence or cost) from a Stock Award or from Restricted Stock as to which the Restrictions have lapsed.

(f) If shares of Common Stock are withheld to satisfy tax liabilities, the value of such shares shall be computed using the Fair Market Value of the Common Stock on the Tax Date.

(g) The Board shall be authorized to establish procedures pursuant to which the payment of any award may be deferred.

(h) An Outside Director may, by giving written notice to the Company not less than seven days prior to the date on which a Stock Award shall be due to be granted:

(i) Decline to accept further grants of Stock Awards under this Plan; or

(ii) Revoke a previous election to decline to accept further grants of Stock Awards under this Plan, in which case such Outside Director may, in the discretion of the Board of Directors, thereafter receive Annual Grants made after such revocation.

An Outside Director who declines to accept grants of Stock Awards under this Plan may not receive anything of value in lieu of such grant, either at the time of such election or at any time thereafter.

12. Effective Date of the Plan.

This Plan is conditional upon the approval of the shareholders of the Company, and the Plan shall be null and void if it is not approved by the shareholders within twelve months of its approval by the Board of Directors.

13. Amendment, Suspension and Termination of Plan.

Except as provided in this Paragraph 13 and in Paragraph 15, the Board of Directors may amend or terminate the Plan at any time and in any respect.

(a) No amendment of the Plan shall become effective without the approval of the Company’s shareholders if such approval is required in order to comply with Rule 16b-3 under the 1934 Act or any other applicable law, rule or regulation.

(b) Unless required by applicable law, rule or regulation, no amendment or termination of the Plan shall affect in a material and adverse manner any Option granted prior to the date of such amendment or termination without the written consent of the Outside Director holding such affected Option.

(c) This Plan is intended to comply with all requirements for the exemption from Section 16(b) of the 1934 Act applicable to Outside Directors provided by Rule 16-3 or its successors under the 1934 Act. To the extent any provision of the Plan does not so comply and cannot for any reason be amended by the Board of Directors or the shareholders of the Company so as to comply, the provision shall, to the extent permitted by law and deemed advisable by the Board of Directors, be deemed null and void with respect to the holder of Options granted under this Plan.

(d) Other than pursuant to Section 5(a), the Board of Directors shall not without the approval of the Company’s stockholders (a) lower the option price per share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Option or Stock Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are listed.

14. Governing Law.

This Plan shall be governed by and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its choice of law rules.

15. Code Section 409A

It is intended that the Options and Restricted Stock Awards issued pursuant to this Plan shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Internal Revenue Code and, as a result, shall not be subject to the requirements of Section 409A. It is further intended that Restricted Stock Units issued pursuant to this Plan shall avoid any “plan failures” within the meaning of Code section 409A(a)(1). The Plan is to be interpreted in a manner consistent with these intentions.

Notwithstanding any other provision in this Plan, a new Option or Restricted Stock Award may not be issued if such Option or Restricted Stock Award would not be in compliance with Section 409A, and an existing Option or Restricted Stock Award may not be modified in a manner that would cause such Option or Restricted Stock Award to not be in compliance with Section 409A.

16. Termination of the Plan.

Unless previously terminated by the Board of Directors, the Plan shall terminate when there are no longer any Awards outstanding.

JACOBS

JACOBS ENGINEERING GROUP INC.

155 NORTH LAKE AVENUE

PASADENA, CA 91101

There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes the proxies named on the reverse side to vote the shares held in this account in the same manner as if you marked,

signed and returned your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time (GMT-5) on

Wednesday, January 27, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 p.m. Eastern Time (GMT-5) on Wednesday, January 27, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery,

please follow the instructions above to vote using the Internet and, when prompted,

indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M97813-P70835

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JACOBS ENGINEERING GROUP INC.

1c. Robert C. Davidson, Jr.

1g. Peter J. Robertson

1d. Steven J. Demetriou

1h. Noel G. Watson

1a. Joseph R. Bronson

1e. Ralph E. Eberhart

1. Election of Directors

Nominees:

The Board of Directors recommends a vote FOR each Nominee for Director and FOR Proposals 2, 3 and 4.

1b. Juan José Suárez Coppel

1f. Dawne S. Hickton

2. To approve an amendment and restatement of

the Company’s 1999 Outside Director Stock Plan.

3. To ratify the appointment of Ernst & Young LLP

as the Company’s independent registered public

accounting firm.

4. To approve, by non-binding vote, the

Company’s executive compensation.

Please sign as your name(s) appear(s) on this proxy. If held in joint tenancy, all holders must sign. Trustees, administrators, etc. should include their title and authority. Corporations should provide the full name of the corporation and of the authorized officer signing this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR

EACH NOMINEE AND FOR PROPOSALS 2, 3 AND 4.

For Against Abstain

For Against Abstain

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

JACOBS ENGINEERING GROUP INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, January 28, 2016

12:00 PM

155 North Lake Avenue

10th Floor

Pasadena, California 91101

U.S.A.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2015 Annual Report are available at http://materials.proxyvote.com/469814

M97814-P70835

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on January 28, 2016.

The shares of stock held in this account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the persons nominated as directors by the Board of Directors, “FOR”

Proposals 2, 3, and 4, and in the discretion of the proxies named below with respect to any other matters that may properly come before the Annual Meeting and all adjournments and postponements thereof.

By signing the proxy, you revoke all prior proxies and appoint Steven J. Demetriou and Kevin C. Berryman, and each of them, as proxies, each with full power of substitution, to vote the shares held in this account on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

If you vote by Phone or Internet, please do not mail your Proxy Card.

See reverse for voting instructions.

Proxy

Jacobs

Jacobs Engineering Group Inc.

155 North Lake Avenue

Pasadena, California 91101 U.S.A.